     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 17, 2000

                                                   REGISTRATION NO. [          ]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                         GLOBAL TELESYSTEMS GROUP, INC.
               (Exact name of registrant as specified in charter)

           DELAWARE                             4813                            94-3068423
(State or other jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer Identification
incorporation or organization)       Classification Code Number)                  Number)

                             ---------------------

                                                                      GRIER C. RACLIN
              4121 WILSON BOULEVARD                                4121 WILSON BOULEVARD
                    8TH FLOOR                                            8TH FLOOR
            ARLINGTON, VIRGINIA 22203                            ARLINGTON, VIRGINIA 22203
                 (703) 236-3100                                       (703) 236-3100
   (Address, including zip code, and telephone       (Name, address, including zip code, and telephone
  number, including area code, of registrant's           number, including area code, of agent for
          principal executive offices)                                   service)

                             ---------------------

                                   Copies to:

                           CHRISTOPHER C. PACI, ESQ.
                              SHEARMAN & STERLING
                              599 LEXINGTON AVENUE
                               NEW YORK, NY 10022
                                 (212) 848-8515
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [
]  ____________________ .

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ] ____________________ .

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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
-----------------------------------------------------------------------------------------------------------------------------
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                                                            PROPOSED MAXIMUM       PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF              AMOUNT TO          AGGREGATE OFFERING         AGGREGATE              AMOUNT OF
  SECURITIES TO BE REGISTERED         BE REGISTERED         PRICE PER SHARE         OFFERING PRICE        REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10
  per share....................    3,700,857 shares(1)        $27.1875(2)            $100,617,050             $26,563
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(1) Rights to purchase Series A Preferred Stock of GTS, which are also being registered hereunder, were issued in a number equal to the shares of Common Stock being registered hereby for no additional consideration and therefore, no registration fee for such rights is required. Prior to the occurrence of certain events, such rights will not be exercisable or endorsed separately from the Common Stock. When exercisable, each such right shall entitle the owner to purchase from GTS one one-thousandth of a share of Series A Preferred Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, such that the market price per share of Common Stock is based on the average of the high and low prices reported in the consolidated reporting system on the New York Stock Exchange on March 16, 2000.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BE COME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT TO COMPLETION (MARCH 17, 2000)

PROSPECTUS

DATED MARCH [  ], 2000


                                            3,700,857 SHARES
[GLOBAL TELESYSTEMS
GROUP, INC. LOGO]                    GLOBAL TELESYSTEMS GROUP, INC.
                                              COMMON STOCK

                             ---------------------

     The selling stockholders listed under "Selling Stockholders" in this prospectus intend to offer and sell from time to time, up to 3,700,857 shares of Global TeleSystems Group, Inc.'s common stock. Our shares currently trade on the New York Stock Exchange under the symbol "GTS."

      INVESTING IN OUR COMMON STOCK INVOLVES RISKS WHICH ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

The date of this prospectus is March [  ], 2000.

                               TABLE OF CONTENTS

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
                                                              PAGE
                                                              ----
Summary.....................................................    3
Risk Factors................................................    5
Forward-Looking Statements..................................   22
Use of Proceeds.............................................   23
Dividend Policy.............................................   23
Industry Overview...........................................   24
Business....................................................   26
Selling Stockholders........................................   42
Description of Capital Stock................................   44
Plan of Distribution........................................   51
Legal Matters...............................................   51
Where You Can Find More Information.........................   52
Incorporation of Information We File With the SEC...........   52
Experts.....................................................   53

                                    SUMMARY

                                  OUR COMPANY

     We are a leading independent provider of broadband, Internet, data and voice services to businesses, other high usage customers and carriers across Europe. We market our services through our European operations.

OUR SERVICES

     We offer a portfolio of bundled voice, data and Internet services to small-to-medium sized enterprises, pan-European companies and select residential end-users in 18 European countries. At December 31, 1999, we had approximately 100,000 business customers. We expect that our customer base will increasingly include large companies with complex communications needs. We are also one of the leading European providers of managed bandwidth and related communications services to carriers, Internet service providers and other bandwidth-intensive customers. We have the largest centrally managed fiber optic network in Europe and a Tier 1 Internet backbone network. At December 31, 1999, the customers of these services were contractually obligated to pay us an aggregate of approximately $635.0 million for future services, provided we perform in accordance with contractual specifications. This amount increased from $450.3 million at March 31, 1999, $498.7 million at June 30, 1999 and $548.2 million at September 30, 1999. Such amounts are inclusive of amounts included in deferred revenue.

     We seek to capitalize on the increasing demand in Europe for e-business services and products, in which businesses use the Internet to perform key business communications processes. We believe that a wide variety of businesses, both large and small, will increasingly use the Internet to communicate, improve operating efficiencies and transact commerce in secure, reliable and cost-effective ways. We currently provide these customers with a range of voice and data services, including, in selected European countries, dial-up and dedicated Internet access and virtual private network services. As we develop and expand our suite of e-business services to include, among others, Web-hosting, co-location, messaging and remote access, we expect to realize an increasing proportion of our revenue from businesses that rely on Web-based applications to communicate with customers, suppliers and employees, as well as from new customer segments, such as e-business application service providers and other Web-centric companies.

     We began providing broadband carrier services in November 1996 and we are recognized as a pioneer in Europe in fiber optic network deployment and service development. We have established long-term contracts with these customers. We provide mission-critical value-added solutions to these customers and increasingly seek to establish ourselves as their strategic partner. This integration into our customers' operations often provides us with the opportunity to introduce and implement additional services with the customer, which enables us to further penetrate our customer base.

     We believe that the trend toward substantial increases in the volume of data traffic is being driven by the rapid growth of the Internet and data-intensive applications, such as e-commerce, application hosting, video-conferencing and multimedia applications, that require high-quality and cost-effective transmission capacity. In addition, we believe that our customers will increasingly demand Internet or Internet-protocol based services such as Internet access, Web-hosting and data management services in order to participate in the expected growth of data communication and the Internet. In order to reinforce our leadership position, we will continue to add new services on our network and sell our services in additional markets throughout Europe.

OUR NETWORK

     In Europe, at December 31, 1999, our network has 58 carrier points of presence in 30 cities, 18 Internet Protocol nodes in 17 cities and 46 switches in 38 cities. The fiber optic network spans approximately 17,000 kilometers and 12 countries. We also have leased capacity from Europe to the United States from third parties. We have purchased a dedicated fiber pair on the FLAG Atlantic-1 transatlantic fiber optic link. We expect to begin offering unprotected services in the first quarter of 2001 and fully protected services in the second quarter of 2001 over this fiber pair. By owning this fiber pair, we will acquire capacity of 70 gigabits per second, upgradeable to a maximum capacity of 400 gigabits per second of fully protected capacity connecting the New York City area to our European network. In addition, five intracity fiber networks are currently operational. In order to meet and support the continuous increase in bandwidth requirements of our current and future customers, we are upgrading the transmission equipment used on our fiber optic network to increase our network's transmission capacity. In addition, we intend to develop an additional ring on our network connecting the core cities of London, Paris, Amsterdam, Frankfurt, Dusseldorf and Brussels with cable duct that will accommodate up to 144 fibers. We also plan to install transmission equipment on a second, currently installed fiber pair on a number of existing routes in our network to expand our transmission capacity on those routes. We plan to have available data and Web-hosting capabilities in London, Paris, Frankfurt and Amsterdam by the end of the second quarter of 2000.

                               BUSINESS STRATEGY

     Our goal is to become Europe's premier e-business services provider and to maintain and enhance our position as a leading pan-European provider of broadband, Internet, data and voice services to communications carriers, Internet service providers and other high-usage customers. In order to achieve this goal, we will build on the strengths of our pan-European broadband fiber optic network, our pan-European Tier 1 Internet protocol backbone, our position as a leading pan-European supplier of communications services to small- and medium-sized businesses, with a pan-European sales and distribution network spanning 79 European cities in 18 countries and a large base of carrier and Internet service provider customers. The key elements of our strategy for achieving this goal are as follows:

     - Expand our services portfolio to support the communications and e-business activities of our customers

     - Leverage our distribution network to further penetrate our existing customer base and reach new customers

     - Build on our leadership position in the carriers' carrier market to penetrate a broader bandwidth-intensive customer base

     - Continue to invest in the reach and capacity of our fiber optic network

     - Build infrastructure and extend our network closer to our customers

     - Develop intracity fiber networks

     - Expand and enhance the transatlantic capacity of our network

     - Build or deploy data- and Web-hosting centers to support Web-based services

     - Enhance brand name recognition

     We maintain our principal offices at 4121 Wilson Boulevard, 8th floor, Arlington, VA 22203, and our telephone number is (703) 236-3100.

                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. Before purchasing our common stock, you should consider carefully the following factors relating to us and our business in addition to the other information contained in this prospectus.

WE MAY BE UNABLE TO MEET OUR SUBSTANTIAL DEBT OBLIGATIONS

     We have incurred substantial debt and may incur substantial additional debt to implement our business plans.

     Our ability to make principal and interest payments on our debt will depend upon, among other things, our future operating performance. Our future operating performance depends on a variety of factors, many of which are beyond our control. Because of this uncertainty, we cannot assure you that we will generate sufficient cash flow to make payments on our debt. Insufficient future cash flow could impair our ability to raise additional equity or debt financing to expand the reach and capacity of our network. Our cash flow could also be insufficient to make principal and interest payments on our debt. If this happens, we may be required to renegotiate the terms of, or to refinance, our long-term debt. We cannot assure you that we would be able to refinance or renegotiate the terms of our debt when required.

     As a result of our current high level of debt, we:

     - will need significant cash to service our debt, which will reduce funds available for operations, future business opportunities and investments in new or developing technologies and make us more vulnerable to adverse economic conditions;

     - may be more vulnerable to general adverse economic and industry conditions;

     - may not be able to refinance our existing debt or raise additional financing to fund future working capital, capital expenditures, debt service requirements, acquisitions or other general corporate requirements;

     - may be less flexible in planning for, or reacting to, changes in our business and in the telecommunications industry that affect how we implement our financing, construction or operating plans; and

     - will have more debt than some of our competitors, which may place us at a competitive disadvantage with respect to such competitors.

     If we fail to make the required payments or to comply with our debt covenants, we will default on our debt. A default would permit our debtholders to accelerate the maturity of the debt, which in turn could cause defaults under our other debt.

COVENANTS IN OUR DEBT AGREEMENTS RESTRICT OUR OPERATIONS

     The covenants in our currently outstanding debt may materially and adversely affect our ability to finance our future operations or capital needs or to engage in other business activities. Among other things, these covenants limit our ability to:

     - incur additional debt;

     - pay dividends or make certain other restricted payments;

     - limit our ability to use our assets as collateral for loans;

     - dispose of our assets;

     - enter into transactions with affiliates; or

     - consolidate, merge or sell all or substantially all of our assets and the assets of our subsidiaries.

COMPETITORS WITH GREATER RESOURCES MAY ADVERSELY AFFECT OUR REVENUES

     The markets for managed bandwidth services, local and long distance telecommunications services, Internet connectivity and related services are extremely competitive. The ongoing liberalization of the European telecommunications market has coincided with technological innovation to create an increasingly competitive market, characterized by still-dominant incumbent telecommunications operators as well as an increasing number of new market entrants. We anticipate that competition will continue to intensify as the use of the Internet grows. The tremendous growth and potential market size of these markets, particularly the IP services market, has attracted many new start-ups as well as established businesses from different industries. We compete primarily on the basis of the pan-European coverage of our network, the range and quality of services offered, customer service and price. Competitors have forced us, and may continue to force us, to lower our prices or modify our service offerings to remain competitive. We cannot assure you that we will be able to effectively market our expanded service offerings, keep prices at a profitable level or attract and retain customers. Specifically, prices for domestic and international long distance calls have decreased substantially over the last few years in most of our current and potential markets. We anticipate continued pricing reductions by our competitors, and, accordingly, expect the prices for our bandwidth services and voice services to continue to decrease for the foreseeable future. Many competitors have established customer bases and extensive brand name recognition and have greater financial, management and other resources.

  COMPETITION FOR CUSTOMERS OF OUR VOICE, DATA AND INTERNET SERVICES

     Competitors for these customers include large established national carriers, alliances among telecommunications companies, competitors that own equipment and networks, companies that purchase and resell the services of other carriers, Internet service providers and other providers of bundled services. We may also face competition from cable television companies, wireless telephone companies, microwave carriers and satellite companies. Many of these competitors have established customer bases and extensive brand name recognition and have greater financial, management and other resources. Our medium-to-large-sized business and governmental agency customers may also be reluctant to entrust their telecommunications needs to what they perceive to be a relatively new and unproven operator.

     In the area of e-business services, our current and prospective competitors include the public telephone operators, other national, regional and local ISPs, long distance and local exchange telecommunications companies, cable television, direct broadcast satellite, wireless communications providers and on-line service providers. In addition, several major European cable companies have announced that they are exploring the possibility of offering Internet connectivity, relying on innovative technologies to upgrade their networks. Several announcements have also recently been made by other alternative service companies approaching the Internet connectivity market with various wireless terrestrial and satellite-based service technologies.

     Recently, there have also been several announcements regarding the planned deployment of broadband services for high speed Internet access by telecommunications companies, including KPN Qwest B.V. and others. These services would include new technologies such as digital subscriber lines. These providers have initially targeted the residential consumer. However, it is likely that their target markets will expand to encompass business customers, which is our target market. This expansion could adversely affect the pricing of our service offerings. Moreover, a number of free ISP services have recently been introduced and some ISPs are offering free personal computers to their subscribers. These trends could have a material adverse effect on our business, financial condition and results of operations.

  COMPETITION FOR CUSTOMERS OF OUR BROADBAND SERVICES

     With respect to our broadband services, we compete with various telecommunications companies, including MCI WorldCom, Inc., Viatel, Inc., KPN Qwest B.V., COLT Telecom Group plc, Level 3 Communications, Inc., Carrier1 International S.A., Deutsche Telekom AG, France Telecom S.A., Global Crossing Ltd. and British Telecommunications plc. Some of these entities have announced plans to construct, have begun to construct or are already operating high bandwidth fiber optic networks across various European countries and in several European metropolitan markets and in some cases, provide transatlantic connectivity. These existing and future networks do or will compete with our network and our planned intracity fiber networks.

     For more information on the competitors for our customers, see "Business -- Competition."

OUR COMPETITIVE POSITION AND ABILITY TO PROVIDE SERVICES MAY BE COMPROMISED BY OUR DEPENDENCE ON OTHER TELECOMMUNICATIONS SERVICE PROVIDERS

     We need to enter into interconnection agreements with large established national carriers operating in our target markets. We also rely on local service providers to provide local access services to enable our customers to link to our fiber optic network. We may also need to enter into agreements which permit us to place our equipment at the facilities of such third parties and/or lease telecommunications transport capacity from such third parties. Failure to enter into interconnection and other agreements which provide satisfactory pricing and other terms could affect our ability to compete in a targeted market. In addition, we have experienced delays in provisioning of local access services to enable our customers to connect to our network. We continue to experience provisioning delays that will delay our ability to provide services contracted for by the customer and therefore defer our recognition of revenue to later periods.

WE MAY EXPERIENCE A POTENTIAL LACK OF CUSTOMER DEMAND

     Although we have been delivering services to a number of customers and have experienced demand for services in the past, we cannot assure you that customer demand for services over our network will continue to grow. Further, we cannot assure you that there will be enough customer demand to realize the anticipated cash flow, operating efficiencies and cost benefits of our network.

EUROPEAN USE OF THE INTERNET, ELECTRONIC COMMERCE, DATA TRANSMISSION SERVICES, MULTIMEDIA AND OTHER BANDWIDTH INTENSIVE APPLICATIONS MAY NOT INCREASE AS WE EXPECT

     Our business plan assumes that European use of the Internet, electronic commerce, data transmission services, multimedia and other bandwidth-intensive applications will increase substantially in the next few years, in a manner similar to the increased use in the United States market in the past few years. If the use of data transmission services, multimedia and bandwidth-intensive applications in Europe does not increase as we anticipate, demand for many of our value added services, including managed bandwidth services, Internet protocol transit services and data- and Web-hosting services, will be lower than we currently anticipate. Reduced demand for our services will have a negative effect on our pricing power and our financial condition.

SUBSTANTIAL ADDITIONAL CAPITAL IS REQUIRED TO EXPAND OUR NETWORK

     We will require significant amounts of capital to develop and expand our network. We expect to incur between $900 million and $950 million through 2000 in additional capital expenditures, including capital lease obligations, to expand the reach and capacity of our network, construct intracity fiber networks, deploy data- and Web-hosting centers in our target metropolitan markets, expand our e-business services offering, and purchase equipment to upgrade the capacity of the dedicated fiber pair we have purchased on the FLAG Atlantic-1 transatlantic fiber link. However, the actual amount and timing of our future capital requirements may differ from our estimates. Thus, additional financing may be needed to expand the reach and capacity of our network, to construct our intracity fiber networks, deploy data- and Web-hosting centers, fund initiatives related to our e-business services offering, to purchase equipment to upgrade the capacity of the dedicated fiber pair we have purchased on the FLAG Atlantic-1 transatlantic fiber link and for general working capital purposes. We cannot assure you that such additional financing will be available on terms acceptable to us or at all. If we fail to obtain this financing, we might have to delay or abandon our plans for expanding the reach and capacity of our network, constructing our intracity fiber networks, deploying data- and Web-hosting centers, expanding our e-business services offering, and purchasing equipment to upgrade the capacity of the dedicated fiber pair we have purchased on the FLAG Atlantic-1 transatlantic fiber link. Delaying or abandoning these plans could have a material adverse effect on our financial condition.

OUR ACTUAL COSTS AND REVENUES MAY VARY FROM WHAT WE EXPECT THEM TO BE

     Our revenues and the costs of expanding the reach and capacity of our network, constructing our intracity fiber networks, deploying data- and Web-hosting centers, expanding our e-business services offering, purchasing equipment to upgrade the transmission capacity of the dedicated fiber pair we have purchased on the FLAG Atlantic-1 transatlantic fiber link and operating our business depend upon a variety of factors, including our ability to:

     - efficiently manage the enhancement of our network and operations;

     - access markets and attract a sufficient number of customers;

     - negotiate favorable contracts with suppliers;

     - obtain additional licenses, regulatory approvals, rights-of-way and infrastructure contracts;

     - provide and develop services to which our customers will subscribe; and

     - effectively manage our billing and information systems.

Our revenues and costs are also dependent upon factors that are not within our control, including:

     - regulatory changes;

     - changes in technology;

     - increased competition;

     - strikes;

     - weather; and

     - performance by third-parties, including our vendors, infrastructure providers and customers, in connection with the enhancement of our network.

Due to the uncertainty of these factors, our actual costs and revenues may vary from what we expect them to be and our future capital requirements might increase. Accordingly, we cannot assure you that the amount of funds required to enhance our network and construct our City Enterprise Networks and deploying data- and Web-hosting centers will not be greater than anticipated.

WE MAY FACE DIFFICULTIES IN INTEGRATING, MANAGING AND OPERATING NEW TECHNOLOGIES

     Our operations depend on our ability to successfully integrate new and emerging technologies and equipment. These include the technology and equipment required for dense wavelength division multiplexing, which allows multiple signals to be carried simultaneously. Integrating these new technologies could increase the risk of system failure and result in further strains on our resources. Additionally, any damage to our network management center or our major switching centers could harm our ability to monitor and manage the network operations and generate accurate call detail reports from which billing information is derived. See "Business -- Our European Operations," and
"Business -- Our Network Infrastructure."

THE TECHNOLOGY OF OUR NETWORK COULD BECOME OBSOLETE AND HARM OUR COMPETITIVENESS

     If our network is not able to meet its design specifications or if it is unable to keep pace with technological changes in the telecommunications industry, our network could become obsolete. Our network utilizes dense wavelength division multiplexing and synchronous digital hierarchy technology, another digital transmission standard that facilitates the compatibility of dissimilar equipment from different vendors. While the currently operational portion of our network has performed at or above design specifications since November 1996, our network may not achieve the technical specifications which we designed it for. Additionally, we may be unable to allocate the funds necessary to upgrade our network as technological improvements in telecommunications equipment are introduced. This could harm our competitive position relative to other more technologically advanced networks. See "Business -- Broadband Services" and "Business -- Our Network Infrastructure."

INTEGRATION OF ACQUISITIONS

     Although we have integrated the management of companies that we acquired during 1999, GTS (Europe) Ltd. (formerly Espirit Telecom Group plc), NetSource, Omnicom, and InTouch, we are still in the process of realizing the synergies that we expected from these acquisitions. There can be no assurance that we will realize such synergies.

WE MAY ENCOUNTER DELAYS IN IMPLEMENTING KEY ELEMENTS OF OUR BUSINESS STRATEGY

     Our ability to achieve our strategic objectives will depend in large part on the successful, timely and cost-effective realization of numerous elements of our business plan, including:

     - our plan to develop and offer seamless connectivity between Europe and the United States;

     - our plan to construct intracity fiber networks in sixteen major European cities by year-end 2001;

     - our plan to establish data- and Web-hosting centers in up to 13 major European cities by year-end 2001;

     - our plan to construct an additional ring connecting London, Paris, Amsterdam, Frankfurt, Dusseldorf and Brussels;

     - our plan to expand our offering of e-business services;

     - the execution of agreements with various parties regarding, among other things, rights-of-way, lease of dark fiber and development and maintenance of infrastructure and equipment;

     - the timely performance by third parties of their contractual obligations to engineer, design and construct the infrastructure underlying our intracity fiber networks, the extension of our network and the planned transatlantic cable operated by the FLAG Atlantic-1 joint venture; and

     - activation of full capacity on the FLAG Atlantic-1 transatlantic cable which could be delayed or prevented if the FLAG Atlantic-1 joint venture fails to comply with interest coverage and other financial ratios in the credit facility it has entered into to finance construction of the cable.

We cannot assure you that we will successfully execute these elements of our business plan. In addition, any delays in realizing these elements of our strategy would materially and adversely affect the timely or successful realization of our business plan.

     We believe that our cost estimates and the build-out schedules for our intracity fiber networks and data and Web-hosting centers are reasonable with respect to these projects. However, the actual costs or time required to complete the plans could substantially exceed current estimates. Any significant delay or increase in the costs to develop such plans could have a material adverse effect on our operations.

OUR INABILITY TO IDENTIFY FUTURE ACQUISITION OPPORTUNITIES OR ACQUIRE THE FINANCIAL AND MANAGEMENT RESOURCES TO PURSUE SUCH OPPORTUNITIES MAY HINDER OUR ABILITY TO EXECUTE OUR BUSINESS PLAN

     Our inability to successfully implement our acquisition strategy may hinder the expansion of our business and make our services less attractive to customers seeking a geographically broader network. We believe that additional attractive acquisition opportunities currently exist in Western and Central Europe and the United States. We continuously evaluate attractive acquisition opportunities and, at any given time, may be engaged in discussions with respect to possible material acquisitions or other business combinations. Although we have discussions with other companies to assess opportunities on an ongoing basis, we do not currently have a definitive agreement with respect to any material acquisition or joint venture. We may be unable to identify, finance and complete, on acceptable terms, suitable acquisitions, transactions or business combinations. Furthermore, we may not be able to raise the additional capital necessary to fund such acquisitions and may have to divert management's attention and our financial and other resources from other areas.

WE MAY CONTINUE TO HAVE SUBSTANTIAL NET LOSSES INDEFINITELY WHICH MAY MAKE IT DIFFICULT TO FUND OUR OPERATIONS

     We have historically sustained substantial operating and net losses. If we do not become profitable in the future, the value of our common stock may fall and we could have difficulty obtaining funds to continue our operations.

     We expect to continue incurring significant operating losses during the next several years while we expand our operations, infrastructure, service offerings and customer base in our target markets. In particular, we expect to have negative cash flow for the 2000 fiscal year.

WE MAY NOT IMPLEMENT BILLING AND MANAGEMENT INFORMATION SYSTEMS EFFECTIVELY AND ON SCHEDULE

     We are converting the existing billing systems in the various businesses we have acquired to a new billing system that we believe will provide the capability and flexibility to support our anticipated growth. If our new billing and management information systems are not effectively implemented, our call details may not be accurately recorded and customer bills may not be generated promptly and accurately. This would adversely impact our business since we would not be able to promptly invoice and collect on customer balances due to us. See "Business -- Our Network Infrastructure -- Operations, Systems and Support."

SYSTEM FAILURES OR INTERRUPTIONS IN OUR NETWORK MAY CAUSE LOSS OF CUSTOMERS

     Our success depends on the seamless uninterrupted operation of our network and on the management of traffic volumes and route preferences over our network. Furthermore, as we continue to expand our network to increase both its capacity and reach, and as traffic volume continues to increase, we will face increasing demands and challenges in managing our circuit capacity and traffic management systems. Our network is vulnerable to damage or cessation of operations from:

     - fire;

     - earthquakes;

     - severe storms;

     - power loss;

     - natural disasters;

     - damage from human error and tampering;

     - software defects;

     - capacity limitations;

     - breaches of security;

     - physical break-ins;

     - intentional acts of vandalism;

     - telecommunications failures; and

     - other factors that can cause interruptions in service or reduced capacity for our customers.

     We have designed our network to minimize the risk of such system failure but we cannot assure that we will not experience failures or shutdowns relating to individual points of presence or even catastrophic failure of the entire network. Such significant or prolonged system failures or shutdowns could damage our reputation and result in the loss of customers.

ALTHOUGH WE HAVE IMPLEMENTED NETWORK SECURITY MEASURES, OUR NETWORK MAY BE SUSCEPTIBLE TO VIRUSES, BREAK-INS OR DISRUPTIONS

     We have implemented many network security measures, such as limiting physical and network access to our routers. Nonetheless, our network's infrastructure is potentially vulnerable to computer viruses, break-ins and similar disruptive problems caused by our customers or other Internet users. Computer viruses, break-ins or other problems caused by third parties could lead to interruptions, delays or cessation in service to our customers. Furthermore, inappropriate use of the Internet by third parties could also potentially jeopardize the security of confidential information stored in the computer systems of our customers. This could, in turn, deter potential customers and adversely affect our existing customer relationships.

     Security problems represent an ongoing threat to public and private data networks. Attacks upon the security of Internet sites and infrastructure continue to be reported in the press. Addressing problems caused by computer viruses, break-ins or other problems caused by third parties could have a material adverse effect on us.

     The security services that we offer in connection with our customers' networks cannot assure complete protection from computer viruses, break-ins or other disruptive problems. Although we attempt to limit contractually our liability in such instances, the occurrence of such problems may result in claims against us or could have a material adverse effect on our business or reputation or on our ability to attract and retain customers for our services. Moreover, until more consumer reliance is placed on security technologies available, the security and privacy concerns of existing and potential customers may inhibit the growth of the Internet service industry and our customer base and revenues.

OUR BUSINESS WILL SUFFER IF WE LOSE KEY PERSONNEL OR FAIL TO ATTRACT AND RETAIN OTHER QUALIFIED PERSONNEL

     Our operations are managed by a small number of key executive officers. The loss of any of these officers could have a negative effect on our business. The loss of senior management or the failure to recruit additional qualified personnel in the future could significantly impede our financial plans, network development, marketing and other objectives. Although we have designed incentive and compensation programs to retain key employees and have entered into employment agreements with certain executive officers, we cannot assure you as to the continued availability of qualified key executive officers.

     We believe that our growth and future success will depend in large part on our continued ability to attract and retain highly skilled and qualified management, marketing, technical and sales executives and other personnel who are in high demand and often have multiple employment options. The competition for qualified management, marketing, technical and sales executives and other personnel in the telecommunications industry is intense. We will also need to train our sales personnel to ensure that we successfully market our expanded offering of e-business services to our business customers. We may lose key employees or be forced to increase their compensation. We cannot assure you that we will be able to hire, retain or successfully train necessary personnel.

WE MAY ENCOUNTER DELAYS, OPERATIONAL PROBLEMS AND INCREASED COSTS IF WE ARE UNABLE TO ACQUIRE KEY EQUIPMENT FROM OUR MAJOR SUPPLIERS

     We are significantly dependent on the technology and equipment which we acquire from telecommunications equipment manufacturers that may provide vendor financing for, and maintenance of, this equipment. Without this equipment, we would face delays, operational disruption and higher expenses. Our main suppliers are Ciena, Alcatel, Nortel, Ericsson, Siemens and Cisco Systems. While we could obtain equipment of comparable quality from several alternative suppliers, we may be unable to acquire compatible equipment from such alternative sources on a timely and cost-efficient basis.

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

WE WILL LOSE TAX BENEFITS IF WE ARE UNABLE TO USE OUR NET OPERATING LOSS CARRYFORWARDS

     As of December 31, 1999, we had net operating loss carryforwards for U.S. federal tax purposes of approximately $183.8 million expiring in 2004 through 2019. We cannot assure you that U.S. tax authorities will allow us to apply these loss carryforwards, in part or full, to reduce taxes on our future income. Because of the change in ownership provisions of the Tax Reform Act of 1986, our ability to use the tax benefits from our net operating loss carryforwards may be subject to an annual limit.

OUR INFRASTRUCTURE MAY NOT KEEP PACE WITH OUR RAPID GROWTH

     Our operating and financial control systems and infrastructure may not be adequate to maintain and effectively manage future growth. If we fail to continually upgrade our administrative, operating and financial control systems, or if unexpected expansion difficulties arise as a result of our rapid growth, our business, results of operations and financial condition could suffer a material adverse effect. We must also purchase additional telecommunications facilities and expand, train and manage our employee base. Inaccuracies in our forecasts of market demand could result in insufficient or excessive telecommunications facilities and fixed expenses that are not in line with our operations. As we proceed with our development and expansion, there will be additional demands on our customer support, sales and marketing and administrative resources and network infrastructure.

FAILURE TO CARRY SUFFICIENT TRAFFIC ON OUR LEASED LINES COULD CAUSE US TO INCUR LOSSES ON THE LEASED PORTION OF OUR NETWORK

     The revenues generated by transporting traffic in our leased fiber routes may vary with traffic volumes and prices. Accordingly, if we do not carry enough traffic volume over the particular route or are unable to charge an appropriate price for such traffic, we could fail to generate revenue sufficient to cover our lease costs, and would therefore incur operating losses on the particular route or routes. For a more comprehensive discussion of our network agreements, see "Business -- Our Network Infrastructure -- Network Agreements."

RISKS ASSOCIATED WITH REGULATORY MATTERS

 DELAYS IN LIBERALIZATION OF THE EU TELECOMMUNICATIONS MARKET MAY ADVERSELY AFFECT EXECUTION OF OUR BUSINESS STRATEGY

     A substantial portion of our strategy depends on the timely implementation of regulatory liberalization of the EU telecommunications market. We may implement our business plan and make capital expenditures in a given country in anticipation of regulatory liberalization which may not occur. This liberalization is occurring in accordance with existing European Commission directives. Even if an EU member state promptly adopts liberalization measures in a timely fashion, established national or regional telecommunications operators, regulators, trade unions and other sources may resist implementing such measures. Further, our provision of services in Europe and the implementation of our business plan may be materially adversely affected if any EU member state imposes greater restrictions on international services between the EU member state and non-EU countries.

 DELAYS IN OBTAINING REGULATORY LICENSES AND APPROVALS COULD ADVERSELY AFFECT OUR PLANS TO OFFER SERVICES IN OUR TARGETED MARKETS

     Because we plan to provide an expanded array of telecommunications services in Europe, we will become subject to significant additional regulation at the EU, national and local levels. In particular, we must obtain and renew agreements for the long-term lease of dark fiber, rights-of-way and other permits to install fiber optic cable from railroads, utilities and governmental authorities to expand the geographic reach of the network. We must also apply for permits and other regulatory approval from government and local authorities to construct our intracity fiber networks. In addition, we are dependent on FLAG Atlantic Limited applying for and obtaining the permits and other regulatory approvals required to build and operate the FLAG Atlantic-1 transatlantic cable link. We cannot assure you that we or (as to FLAG

Atlantic-1) FLAG Atlantic Limited will be able to obtain or maintain the necessary lease agreements, regulatory approvals, rights and permits on a timely basis or that we will not be adversely affected by regulatory developments, which could have a material adverse effect on these planned businesses. Delays in receiving regulatory approvals, or the enactment of adverse regulations or regulatory requirements, may delay or prevent us from expanding the geographic reach of our network and our service offering.

 WE MAY BE LIABLE FOR INFORMATION DISSEMINATED THROUGH OUR NETWORK IN EU MEMBER STATES

     The law relating to the regulation and liability of Internet service providers in relation to information carried or disseminated is developing.

     The EU Commission has prepared a proposal for a directive on certain legal aspects of electronic commerce, which, if adopted by the European Parliament and Council, would require member states to make certain changes to national laws. The proposed directive would apply to us and other service providers established in the EU and aims to establish a consistent legal framework for electronic commerce within the EU.

     The proposed directive includes provisions which would limit the liability (other than for prohibitory injunctions) of "intermediaries" (such as Internet service providers and carriers that transmit or host information provided by third party users of the service) in respect of certain access, caching and hosting services provided by them, subject to compliance with certain conditions. The limitations potentially limit civil and criminal liability for all types of illegal activities initiated by third parties on-line (e.g. copyright piracy, unfair competition practices, misleading advertising, copyright infringements, defamation, trademark infringements). If an intermediary fails to qualify for such limitations, the nature and scope of its liability will be established on the basis of member states' existing legislation which may not provide us with the same protections from liability.

     The proposed directive is still under review with member states and it is impossible to predict whether it will eventually be adopted and, if so, in what form. Decisions, laws, regulations and other activities regarding regulation and content liability may adversely affect the development and profitability of companies offering Internet access services, including us.

     The imposition upon Internet and Web-hosting service providers of potential liability for material carried on or disseminated through their systems could require us to implement measures to reduce our exposure to liability. Such measures may require that we spend substantial resources or discontinue some of our service offerings. Any of these actions could have a material adverse effect on our business, operating results and financial condition.

 THERE MAY BE RESTRICTIONS ON OUR ABILITY TO CARRY CERTAIN TRAFFIC THROUGH OUR NETWORK IN EU MEMBER STATES

     In October 1999, the EU adopted a directive on data protection which establishes minimum levels of protection for personal information and imposes limits on the collection, processing, storage and dissemination of such data without the subject's consent. The directive is being implemented in EU member states in various stages. Certain functions that we and our carrier customers perform (such as storage of routing and billing information) are subject to the directive. The directive forbids the transfer of personal information collected in the EU to countries that lack "adequate" privacy protection. At the moment, the United States is not judged to have "adequate" privacy protection. The EU and U.S. authorities are currently holding discussions aimed at resolving this issue and enabling the free circulation of personal information between the EU and the United States. However, if these discussions are not successful, there is a possibility that the movement of certain types of telecommunications traffic from the EU to the United States could be disrupted, with consequent impact on our revenues.

OUR MANAGEMENT, LEGAL AND FINANCIAL CONTROLS MAY HAVE BEEN INADEQUATE TO ENSURE THAT WE COMPLIED WITH APPLICABLE LAWS

     Our reporting and control standards may have been insufficient in emerging markets to ensure that certain practices complied with all applicable laws. If we or any of our ventures were found to have been involved in unlawful practices, we or our ventures could be exposed, among other things, to significant fines, the risk of prosecution and the loss of licenses. Russia and the other independent countries of the CIS in which we operate lack corporate management and financial reporting legal requirements, and have underdeveloped banking, computer and other internal control systems. Additionally, we have had difficulty hiring and retaining qualified employees in these markets. As a result, we have had difficulty in emerging markets:

     - establishing internal management, legal and financial controls;

     - collecting financial data;

     - preparing financial statements, books of account and corporate records;
       and

     - instituting business practices that meet Western standards.

     In light of these circumstances, in the second half of 1996 we increased our efforts to improve our management and financial controls and business practices. In early 1997, we retained special outside counsel to conduct a thorough review of our business practices in the emerging markets in which we operate. In addition, in June 1999, our special counsel completed an update of the 1997 review in Russia and Ukraine. Neither the review nor the update identified any violations of law that we believe would have a material adverse effect on our or Golden Telecom's financial condition. However, we cannot ensure that all potential deficiencies have been properly identified or that governmental authorities will not disagree with our assessment. If our or Golden Telecom's control procedures and compliance programs are not effective or if governmental authorities determine that we or Golden Telecom have violated any law, depending on the penalties assessed and the timing of any unfavorable resolution, our or Golden Telecom's future results of operations and cash flows could be materially adversely affected.

RISKS RELATED TO GOLDEN TELECOM

 TURMOIL IN RUSSIA AND THE CIS CREATES SIGNIFICANT UNCERTAINTY FOR GOLDEN TELECOM'S OPERATIONS

     To date, we have earned a significant portion of our revenue from operations in Russia and the other countries of the CIS. All foreign companies operating in the former Soviet Union, including our subsidiary Golden Telecom, face significant political, economic, regulatory, legal and tax risks, as described below.

 CONTINUING POLITICAL INSTABILITY IN THE COUNTRIES WHERE GOLDEN TELECOM OPERATES COULD DEPRESS FOREIGN AND LOCAL INVESTMENT AND SPENDING, WHICH COULD ADVERSELY AFFECT ITS RESULTS OF OPERATIONS

     Since the dissolution of the Soviet Union in December 1991, Russia and Ukraine have been undergoing significant political and economic transformation, the result of which is a generally unstable political climate characterized by frequent changes in governments, political gridlock in the legislative process, widespread corruption among government officials and a significant rise in organized crime and other criminal activity.

     This political and economic instability in Russia, Ukraine and the other countries where Golden Telecom operates could disrupt the direction and the pace of political and economic reforms. Such a disruption could discourage foreign and local investment and spending, in which case demand for Golden Telecom's services could decrease and Golden Telecom's results of operations could deteriorate. If this were to occur, then the market price of our stock could decrease.

     In addition, a dramatic change in government policies permitting foreign investment or the privatization of the telecommunications industry could also have a material adverse effect on Golden Telecom's operations.

 ECONOMIC INSTABILITY IN RUSSIA AND UKRAINE COULD ADVERSELY AFFECT THE DEMAND FOR GOLDEN TELECOM'S SERVICES AND ITS ABILITY TO COLLECT ON INVOICES

     Since August 1998, the Russian and Ukrainian economies have remained in a depression that has been exacerbated by political instability. If the political situations in these countries do not stabilize and their economies do not strengthen, we expect that demand for Golden Telecom's services will remain depressed. The failure of the Russian and Ukrainian economies has also weakened the financial condition and the results of operations of many of Golden Telecom's customers. As a result, some of these customers have been unable to pay Golden Telecom's invoices, and Golden Telecom's revenues have suffered accordingly.

 THE RUSSIAN BANKING CRISIS COULD ADVERSELY AFFECT GOLDEN TELECOM'S ABILITY TO CONVERT RUBLES TO HARD CURRENCY AND MANAGE CASH FLOWS

     The instability of the ruble and the institution of further restrictions on certain foreign exchange payments could negatively affect our ability to convert rubles into foreign currency and transfer foreign exchange payments out of Russia. Through Golden Telecom, we have earned and continue to earn significant revenue in Russia. The value of the ruble against the U.S. Dollar, however, has steadily declined. As a result of the August 17, 1998 decision by the Russian Government and the Central Bank of Russia to devalue the ruble and its aftermath, the value of the ruble against the U.S. Dollar has fallen even more significantly, negatively affecting Golden Telecom's financial performance. During the quarter ended September 30, 1998, Golden Telecom recorded a $13.1 million pre-tax charge, the largest portion of which consisted of foreign currency exchange losses on Golden Telecom's net monetary assets that are denominated in rubles. Since the August 17th decision, the Russian authorities have been unable to maintain a stable exchange rate. Thus, an additional significant and sudden decline in the value of the ruble might occur which could negatively affect Golden Telecom's financial performance and require Golden Telecom and us to record another significant pre-tax charge.

     Golden Telecom's ability to hedge against further declines in the values of the ruble by converting to other currencies is significantly limited. The ruble is generally non-convertible outside Russia. Within Russia, the market for converting rubles into other currencies is limited and is subject to rules that restrict the purposes for which conversion and payment are allowed. This market may become even more restricted or may cease to exist as a result of policies the Russian government may implement.

     The 90-day moratorium that the August 17th decision imposed on certain foreign exchange payments delayed transfers of funds. Although the 90-day moratorium has expired, it could be renewed or established in another form if the Russian government and Central Bank anticipate further liquidity crises. Any delay in converting rubles into foreign currency to make a payment or delay in the transfer of such foreign currency could have a material adverse effect on operations.

     Golden Telecom manages intercompany liquidity through a cash collateralized debt facility offered through a Western bank operating under a Russian banking licence. If Golden Telecom loses access to this or a similar hard currency facility, its ability to manage its liquidity position and foreign exchange risk may suffer.

  THE REORGANIZATION OF THE RUSSIAN AND UKRAINIAN TELECOMMUNICATIONS INDUSTRIES MAY CREATE STRONGER COMPETITION FOR GOLDEN TELECOM

     Russia

     The Russian government has reorganized the telecommunications industry so that one entity, Svyazinvest, controls Rostelecom, Golden Telecom's partner in Sovintel, and most of Golden Telecom's other principal joint venture partners. According to recent reports in the Russian business press,

Rostelecom is proposed to be merged with Svyazinvest. This reorganization could make it more difficult for Golden Telecom to attract and retain customers because:

     - Rostelecom may exercise its influence in Svyazinvest to cause regional telephone companies to route domestic and international traffic originating in the regions through Rostelecom rather than through Golden Telecom;

     - Golden Telecom's business relationships with its joint venture partners, which make up a major component of our business strategy in Russia, may suffer; and

     - The effective consolidation of Rostelecom with Golden Telecom's joint venture partners would create greater competition for Sovintel and Golden Telecom's regional TeleRoss ventures.

     Ukraine

     In preparation for a large-scale privatization, the Ukrainian government has reorganized the state telecommunications sector so that Ukrtelekom, the state telecommunications operator, holds all the government's interests in the telecommunications industry. Furthermore, the Ukrainian government has been negotiating with the foreign partners of Utel, its joint venture which provides international and domestic long distance services, to buy out their interests in the company. It is anticipated that after the foreign partners are bought out, Utel would then merge with Ukrtelekom.

     The emergence of a single powerful Ukrainian telecommunications provider could make it more difficult for Golden Telecom to attract and retain customers because:

     - A single Ukrainian operator with political connections would be more likely to be able to influence the Ukrainian government to create favorable market conditions for itself and cause unfavorable conditions for Golden Telecom;

     - The new company is likely to become a stronger competitor;

     - Golden Telecom's ability to negotiate reasonable interconnection rates may suffer; and

     - Any subsequent privatization of Ukrtelekom may bring in strong management and resources from a major Western telecommunications operator, increasing its competitive strengths.

  MORE RESTRICTIVE RUSSIAN AND UKRAINIAN TELECOMMUNICATIONS POLICIES COULD CONSTRAIN GOLDEN TELECOM'S OPERATIONS

     Russian and Ukrainian telecommunications regulations govern the issuance and continuing validity of Golden Telecom's licenses and the terms and conditions under which it provides services. Changes to these regulations may make it prohibitively expensive for Golden Telecom to provide services and could have a material adverse effect on Golden Telecom's results of operations.

     Russia's parliament recently adopted legislation which, if implemented, could restrict foreign ownership of telecommunications operators if necessary to protect the social order and national security. Any change to current government regulations or policies that negatively affects Golden Telecom's licenses or its ability to obtain licenses in the future would restrict our operations in Russia.

     Ukrainian regulatory authorities have established mandatory tariff guidelines for wireline services. Golden Telecom's pricing structure in its wireline business in Ukraine is in excess of the limits established in the mandatory guidelines. Any enforcement action undertaken in regard to the pricing guidelines by Ukrainian authority could result in fines or in the suspension or revocation of its Ukrainian licenses.

     Ukrainian legislation prohibits the establishment and operation of telecommunications ventures that are more than 49%-owned by foreign investors. Golden Telecom does not believe that this prohibition extends to indirect investment by a foreign entity through a wholly owned Ukrainian subsidiary. Golden Telecom's investments in Golden Telecom (Ukraine) are made both directly through a foreign company and indirectly through a wholly owned Ukrainian subsidiary. In connection with the initial public offering of common stock of Golden Telecom, its partner in Golden Telecom (Ukraine), an affiliate of ING Barings, contributed to Golden Telecom its interest in Golden Telecom (Ukraine) in exchange for approximately 420,000 newly issued shares of Golden Telecom. As a result, Golden Telecom's direct and indirect investment in Golden Telecom (Ukraine) has increased to 69%. If Ukrainian authorities determine that the prohibition against foreign participation extends to indirect holdings, then Golden Telecom would be in violation of this legislation. The consequences of this violation are unpredictable and may include license suspension or revocation, or an order to divest a portion of Golden Telecom's holdings.

  GOLDEN TELECOM MAY BE UNABLE TO ENFORCE ITS RIGHTS DUE TO CONFUSION IN RUSSIA'S LAWS AND LEGAL STRUCTURES

     The current confusion with the Russian and CIS legal structure makes it difficult to know if Golden Telecom would be able to enforce its rights in disputes with its joint venture partners or other parties, or if Golden Telecom are in compliance with all applicable laws, rules and regulations. Furthermore, the dispersion of regulatory power among a number of government agencies in Russia and the other independent countries of the CIS has resulted in inconsistent or contradictory regulations and unpredictable enforcement. The Russian and other CIS governments have rapidly introduced laws and regulations and have changed their legal structures in an effort to make their economies more market-oriented, resulting in considerable legal confusion, especially in areas of the law that directly affect Golden Telecom's operations. We cannot assure you that local laws and regulations will become stable in the future. Golden Telecom's ability to provide services in Russia and the other independent countries of the CIS could be adversely affected by difficulties in protecting and enforcing its rights and by future changes to local laws and regulations.

  CORRUPTION AND ORGANIZED CRIME IN RUSSIA AND UKRAINE MAY ADVERSELY AFFECT GOLDEN TELECOM'S OPERATIONS

     Russia and Ukraine are both plagued with widespread corruption and criminal activity. High levels of corruption exist among government officials and among commercial enterprises in which the state has an ownership interest. So long as organized crime in Russia and Ukraine remains pervasive, we believe Golden Telecom's employees may be subjected to threats of violence, or property may be damaged, or both.

  GOLDEN TELECOM'S RUSSIAN AND UKRAINIAN TAX BURDENS MAY BE SIGNIFICANTLY GREATER THAN CURRENTLY ANTICIPATED

     Russia

     It is possible that Golden Telecom's Russian taxes may be greater than the estimated amount that Golden Telecom and we have expensed to date and accrued on our balance sheets. The Russian tax system has many uncertainties and Russian tax authorities have become increasingly aggressive in their interpretation of the tax law, and in their enforcement and collection activities. Any additional tax liability, as well as any unforeseen changes in the tax law, could have a material adverse effect on the future results of operations or cash flows of Golden Telecom's Russian operations in a particular period. Russian tax authorities are conducting an examination of Golden Telecom's potential tax liability in connection with some of its cellular operations. We cannot assure you that this examination will not result in a fine or a revocation, suspension or cancellation of Golden Telecom's licenses.

     Ukraine

     Ukrainian tax law is similarly unpredictable. Sudden shifts in tax law and policy and retroactive legislation are common. Recent decisions by the tax authorities may subject Golden Telecom to significantly higher tax liability from Ukranian currency exchange gains.

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

  RUSSIAN AND UKRAINIAN LEGISLATION MAY NOT ADEQUATELY PROTECT AGAINST EXPROPRIATION AND NATIONALIZATION

     The governments of Russia and Ukraine have enacted legislation to protect foreign investment and other property against expropriation and nationalization. In the event that such property is expropriated or nationalized, legislation provides for fair compensation. However, we cannot assure you that such protections would be enforced. This uncertainty is due to several factors, including:

- the lack of state budgetary resources;

- the apparent lack of political will to enforce legislation to protect property against expropriation and nationalization;

- the lack of an independent judiciary and sufficient mechanisms to enforce judgments; and

- widespread corruption among government officials.

     Expropriation or nationalization of Golden Telecom's business would be detrimental to our and Golden Telecom's operations.

  BROAD DISCRETION OF RUSSIAN AND UKRAINIAN REGULATORS RESULTS IN INCONSISTENT LEGISLATION AND UNPREDICTABLE ENFORCEMENT

     The dispersion of regulatory powers among a number of government agencies in Russia and Ukraine has resulted in inconsistent or contradictory regulations and unpredictable enforcement. This situation has made it difficult for Golden Telecom to comply with all laws and regulations that appear to apply to Golden Telecom and has resulted in unpredictable regulatory enforcement. For example, pursuant to the Russian Communications Law, Goskomsvyaz, the State Committee for Telecommunications, has authority to regulate and control the development of the communications industry in Russia. However, there is additional legislation that recognizes and defines the roles of other regulatory organs.

     The Russian Communications Law requires any entity that offers any communications service to obtain the appropriate license in accordance with the Communications Law and other applicable licensing regulations. A similar licensing regime exists in Ukraine. However, neither the Communications Law nor applicable regulations in Russia or Ukraine provide clear guidelines for the issuance or extension of a license, and state agencies exercise broad discretion when determining whether to approve a license application, as well as the terms and conditions of any license. Such broad discretion in the issuance of licenses may result in arbitrary decision making and may also give rise to opportunities for corruption.

     The Ukrainian regulatory agency requires that the terms of international licenses include provisions requiring licensees to pay unspecified annual amounts into local network development. The required amount of investment may be substantial, and we cannot predict whether failure to comply will lead to the revocation of Golden Telecom's license.

  GOLDEN TELECOM'S RELATIONSHIPS WITH ITS JOINT VENTURE PARTNERS LIMIT ITS INDEPENDENCE AND FLEXIBILITY

     Golden Telecom depends to a significant degree on local partners in its joint ventures to provide it with interconnection with local networks, regulatory and marketing expertise, and familiarity with the local business environment. They also help to facilitate the acquisition of necessary licenses and permits. As a result, any significant disruption in Golden Telecom's relationship with these parties could make it more difficult for it to expand its operations and to maintain its existing services.

     Under the terms of some of Golden Telecom's joint venture agreements, it has the right to nominate key employees, direct operations and determine strategies for these joint ventures. However, its partners in some ventures, particularly in its wireless operations, have the ability to frustrate its exercise of these rights. Significant corporate decisions by most ventures, such as approving budgets and business plans, declaring and paying dividends, and entering into substantial transactions, effectively require the consent of Golden Telecom's local partners. Moreover, Golden Telecom would prefer not to take significant actions without the consent and support of its partners. Accordingly, Golden Telecom does not have unilateral control over the operations of its joint ventures.

     In addition, Ukrainian legislation restricts the level of foreign ownership in the telecommunications industry. These regulations may restrict Golden Telecom's ability to increase its holdings in ventures and increase its reliance on local partners who may lack significant financial resources and may be unable to meet capital calls at the level of their ownership interests. For a discussion of these joint ventures, see "Business -- Our operations in Russia and other Countries of the CIS -- Golden Telecom".

  GOVERNMENT INTERACTION WITH OUR OR GOLDEN TELECOM'S CURRENT OR FORMER PARTNERS COULD HAVE ADVERSE SPILLOVER EFFECTS ON GOLDEN TELECOM

     The interactions between government authorities and our or Golden Telecom's past or current partners may create problems for us and for Golden Telecom. For example, we are aware that U.S. and Russian authorities may be reviewing the activities of our former partners in GTS-Vox, the holding company which formerly owned Golden Telecom's interest in TCM. We and certain of our and Golden Telecom's employees have been requested by such governmental authorities to provide information as part of those inquiries, including in connection with a U.S. grand jury investigation. The authorities' inquiries have raised issues about the formation of TCM and the sale of the interest in GTS-Vox to us, including issues concerning Russian anti-monopoly and securities filings and the commercial relationship between TCM and the local telephone network in Moscow. Golden Telecom's involvement in the authorities' review of its former partners' activities could result in a diversion of Golden Telecom's management's time and resources or a deterioration in its relationship with our partners. In addition, the review could lead to the imposition of administrative fines or other penalties and forfeitures of assets or our ownership interest in TCM.

  GOLDEN TELECOM'S PARTNERS ARE OFTEN ALSO ITS COMPETITORS

     Notwithstanding Golden Telecom's agreements with its joint venture partners, they sometimes compete directly with its joint ventures. Competition with its joint venture partners in the same markets may create conflicts of interest and may result in a loss of customers. For example, Golden Telecom's partner in Sovintel, Rostelecom, is the dominant international and domestic long distance carrier in Russia. Similarly, most of Golden Telecom's regional partners across Russia offer local and long distance services in competition with our local joint ventures and TeleRoss, and some of these partners also offer mobile services in direct competition with some of Golden Telecom's mobile operations. Golden Telecom's partners in its mobile ventures also sometimes offer independent mobile services in direct competition with its joint ventures.

     Golden Telecom may consider acquiring some of its partners' interests in certain joint ventures if it is able to do so within regulatory guidelines and on commercially attractive terms. If Golden Telecom was to make such acquisitions, we expect that Golden Telecom would continue to employ local personnel in order to retain the benefit of their local expertise. After an acquisition, however, Golden Telecom would be directly competing with a powerful, formerly state-owned enterprise that had been its partner before Golden Telecom acquired its interest. Golden Telecom would have to rely on this partner-turned-competitor to gain access from its networks to customer sites along the so-called "last mile". It is possible that this competitor would attempt to create adverse operating conditions for Golden Telecom's business.

 GOLDEN TELECOM'S TARGETED CUSTOMERS MAY NOT TRUST A PRIVATELY OWNED, FOREIGN CONTROLLED ENTITY FOR THEIR COMMUNICATIONS NEEDS

     Prior to 1991, the telecommunications industry in the countries where Golden Telecom operates was wholly owned and controlled by the state. After 1991, private companies, including foreign controlled companies, entered these markets as telecommunications service providers. Many potential customers may be unwilling to entrust their communications system to non-state controlled companies, and, in particular, to private companies controlled by foreign investors. Furthermore, state entities that require the types of services that Golden Telecom offers, such as the Central Bank, may refuse to select a service provider that is controlled by foreign investors. Because Golden Telecom is controlled by foreign investors, Golden Telecom may in some instances be unable to reach its targeted customers.

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SIGNIFICANT STOCKHOLDERS MAY INFLUENCE MAJOR DECISIONS IN OUR BUSINESS

     At December 31, 1999, the Open Society Institute, Soros Foundation Hungary, Soros Charitable Foundation, Soros Humanitarian Foundation, Winston Partners II LLC, Winston Partners II LDC and Chatterjee Fund Management, L.P., which we collectively refer to as the Soros associates, beneficially owned approximately 6% of our common stock. In addition, two persons who are affiliated with the Soros associates serve on our board. As a result, this stockholder group may significantly influence decisions which stockholders must approve, such as the election of directors and other decisions relating to the management of business.

FLUCTUATIONS IN FOREIGN CURRENCIES MAY HAVE AN ADVERSE IMPACT ON OUR FINANCIAL RESULTS AND MAY MAKE IT MORE COSTLY FOR US TO PAY OUR U.S. DOLLAR-DENOMINATED DEBT

     Although we report our results in U.S. dollars, a substantial portion of our sales and some of our costs, assets and liabilities are denominated in Euros, pounds sterling and other currencies. Changes in foreign currency exchange rates can reduce the value of our assets and revenues and increase our liabilities and costs. The weakening of the Euro against the U.S. dollar during 1999 has had the effect of decreasing reported revenues denominated in such currency when translated into U.S. dollars.

     We have substantial debt denominated in U.S. dollars. However, most of our revenues are denominated in the Euro and other European currencies. Therefore, our ability to pay interest and principal on such debt is dependent on the then current exchange rates between U.S. dollars and the currencies in which our revenues are denominated. We historically have not used hedging transactions to limit our exposure to risks from doing business in foreign currencies. In April 1998, our subsidiary GTS Europe B.V. entered into a currency swap contract to limit its exposure to some if its currency risks. We cannot assure you that changes in currency exchange rates will not have a material adverse effect on our business, financial condition and results of operations.

ANY U.S. JUDGMENTS YOU MAY OBTAIN AGAINST US MAY NOT BE ENFORCEABLE IN OTHER COUNTRIES

     Substantially all of our assets are located outside the U.S. As a result, it will be necessary for you to comply with non-U.S. laws in order to enforce judgments obtained in a U.S. court (including those with respect to federal securities law claims) against the non-U.S. assets of our operating companies. We cannot assure you that any U.S. judgments would be enforced under any such non-U.S. laws.

OUR ABILITY TO PAY DIVIDENDS ON OUR COMMON STOCK MAY BE LIMITED

     We do not expect to pay any cash dividends in the foreseeable future. Also, our ability to pay dividends is limited under the terms of indentures governing certain of our outstanding debt securities. If we raise any capital in the future, we may be restricted from paying dividends under the terms of such financings. In addition, the decision on August 17, 1998 by the Russian government and the Central Bank of Russia to devalue the ruble and other actions that the Russian government may take in the future may restrict the ability of the ventures in Russia to declare and pay dividends, and, in turn the ability of Golden Telecom to declare and pay dividends to its shareholders, including us.

SUBSTANTIAL RESALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE AND DILUTE YOUR OWNERSHIP INTEREST

     We cannot predict what effect future sales of our common stock or the availability of our common stock for sale would have on the market price for our common stock. Sales of large numbers of shares of our common stock in the public market pursuant to effective registration statements under the Securities Act, or the perception that sales could occur, may have an adverse effect on the market price for our common stock. We filed, and the SEC has declared effective, five registration statements covering the resale of our common stock. One registration statement covers the resale of our convertible bonds due 2000 and the shares of common stock into which they are convertible. We expect that a substantial portion of these bonds will be converted to an aggregate of approximately 10.6 million shares of our common stock as a result of our call on December 20, 1999 to redeem these bonds on March 20, 2000.
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

An additional approximately 57.5 million shares are subject to resale under the remaining four registration statements. Additionally, three registration statements on Form S-8 cover the resale of shares of common stock issued to employees, officers and directors under our employee benefit plans. We are also required under the Netcom acquisition agreement to file with the SEC and maintain effective for a period of two years a registration statement of which this Prospectus is a part that will enable the selling stockholders to resell the GTS common stock covered under this Prospectus.

OUR STOCK PRICE HAS BEEN AND CONTINUES TO BE VOLATILE

     The market price for our common stock could fluctuate due to various factors. These factors include:

     - failure to realize projected benefits from our recent acquisitions or deliver on announced service innovations;

     - acquisition-related announcements;

     - announcements by us or our competitors of new contracts, technological innovations or new products;

     - changes in government regulations;

     - fluctuations in our quarterly and annual operating results;

     - political and economic development in emerging markets (including Russia and the other independent countries of the CIS); and

     - general market conditions.

WE HAVE ANTI-TAKEOVER PROVISIONS THAT COULD DELAY OR PREVENT A CHANGE IN CONTROL, AND THEREFORE MAY ADVERSELY AFFECT THE TRADING PRICE OF OUR COMMON STOCK

     We have adopted anti-takeover provisions that could delay or prevent a third party from gaining control of us in a transaction that our board of directors had not negotiated and approved, even if such change in control would be beneficial to you. These anti-takeover provisions could depress the market price of our common stock. These anti-takeover provisions include:

     - Section 203 of the Delaware General Corporation Law, which prohibits a business combination between a corporation and an interested stockholder within three years of the stockholder becoming an "interested stockholder" except in limited circumstances.

     - provisions of our charter and by-laws, including:

      - a classified board of directors serving staggered three-year terms;

      - restrictions on who may call a special meeting of stockholders;

      - a prohibition on stockholder action by written consent;

      - restrictions on the removal of directors;

      - supermajority voting requirements with respect to certain amendments to our charter;

      - the authority to issue shares of preferred stock and to determine the rights without stockholder approval; and

      - a shareholders' rights plan.

     For a more comprehensive discussion of the provisions of our charter and by-laws affecting our capital stock, see "Description of Capital
Stock -- Certain Charter and By-law Provisions."

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

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements as to how we may perform in the future. We have based these forward-looking statements on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to risks, uncertainties and assumptions about us, including, among other things:

     - Risk of delay in implementing our business strategy;

     - Risks relating to decline in demand for our products and services;

     - Risks of completing acquisitions and integrating acquired businesses;

     - Risks relating to the expansion and provision of service on our network;

     - Political, economic and legal changes in the markets where we operate;

     - Rapid technological and market change;

     - Pressure on pricing resulting from heightened competition; and

     - Our need for additional, substantial financing.

     These forward-looking statements are principally contained in the following sections of this offering memorandum:

     - Risk Factors; and

     - Business.

     In addition, in those and other portions of this offering memorandum, the words and phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "projection" and "outlook" are intended to identify forward-looking statements. These statements should be viewed with caution.

     These forward-looking statements may differ materially from actual results because they involve estimates, assumptions and uncertainties. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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

                                USE OF PROCEEDS

     The selling stockholders will receive all of the proceeds from the sale of their shares of our common stock and we will not receive any proceeds from the sale of those shares.

                                DIVIDEND POLICY

     We have not paid any dividend on our common stock and do not intend to pay dividends in the foreseeable future. In addition, the indenture governing our 9 7/8% notes currently prohibits the payment of dividends. This indenture contains restrictions against making restricted payments (in the form of the declaration or payment of certain dividends or distributions, the purchase, redemption or other acquisition of any of our capital stock, the voluntary prepayment of pari passu or subordinated indebtedness and the making of certain investments, loans and advances) unless no default or event of default exists, our leverage ratio does not exceed 6.0 to 1.0 and such restricted payments do not exceed certain amounts.

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

                               INDUSTRY OVERVIEW

EUROPEAN TELECOMMUNICATIONS MARKET

     Liberalization in the European telecommunications markets has proceeded rapidly since the late 1980s. Historically, the European public telecommunications operators monopolized the provision of telecommunications services in their home markets and designed their networks according to national rather than continental and international considerations. Between 1990 and 1997, however, the European Union implemented a series of directives designed to open up the telecommunications markets to competition. These directives required member states to implement legislation liberalizing their respective telecommunications markets to permit alternative telecommunications companies both to provide telecommunications services and to access the existing telecommunications infrastructure controlled by these national and regional providers. In response to these European regulatory changes, a number of new interests, including our company, have emerged to compete with the European public telecommunications operators.

INTERNET INDUSTRY

     The Internet is a global collection of interconnected computer networks that allows commercial organizations, educational institutions, government agencies and individuals to communicate, access and share information and conduct business electronically. The Internet originated with the ARPAnet, a restricted network that was created in 1969 by the United States Department of Defense Advanced Research Projects Agency to provide efficient and reliable long distance data communications among the disparate computer systems used by government-funded researchers and academic organizations. The networks that comprise the Internet, or its backbone, are connected in a variety of ways, including by public switched telephone networks and by high speed, dedicated leased lines. Communications on the Internet are enabled by Internet Protocol or IP, which is a market-based standard computer language broadly adopted on the Internet and elsewhere that allows computers with different architectures and operating systems software to communicate with each other on the Internet.

     Over time, as businesses have begun to utilize e-mail, file transfer and, more recently, intranet and extranet services, commercial usage has become a major component of Internet traffic. In 1989, the U.S. government effectively ceased directly funding any part of the Internet backbone. In the mid-1990s, contemporaneous with the increase in commercial usage of the Internet, a new type of provider called an Internet service provider became more prevalent. Internet service providers offer access, e-mail, customized content and other specialized services and products aimed at allowing both commercial and residential customers to obtain information from, transmit information to, and utilize resources available on the Internet.

     Internet service providers generally operate networks composed of dedicated lines leased from public telecommunications operators, local access providers and internet service providers using IP-based switching and routing equipment and server-based applications and databases. Customers are connected to the Internet service provider switching equipment by facilities obtained by the customer or the Internet service provider from either public telecommunications operators or local access providers through a dedicated access line or the placement of a circuit-switched local telephone to the Internet service provider.

     The Internet is quickly becoming the supporting platform for the emergence of e-business (the use of Internet technologies to perform key business communications processes). We believe that a wide variety of businesses will increasingly use the Internet to communicate, improve operating efficiencies and transact commerce in secure, reliable and cost-effective ways. Applications and services that enable the transition to e-business platforms are typically distributed through the Internet and supported by infrastructure such as data- and Web-hosting centers.

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

IP COMMUNICATIONS TECHNOLOGY

     There are two widely used switching technologies in currently deployed communications networks: circuit-switching systems and packet-switching systems. Circuit-switch based communications systems establish a dedicated channel for each communication (such as a telephone call for voice or fax), maintain the channel for the duration of the call and disconnect the channel at the conclusion of the call. Packet-switch based communications systems format the information to be transmitted, such as e-mail, voice, fax and data, into a series of shorter digital messages called "packets." Each packet consists of a portion of the complete message plus the addressing information to identify the destination and return address.

     Packet-switch based systems offer several advantages over circuit-switch based systems, particularly the ability to commingle packets from several communications sources together simultaneously onto a single channel. For most communications, particularly those with bursts of information followed by periods of "silence," the ability to commingle packets provides for superior network utilization and efficiency, resulting in more information being transmitted through a given communication channel. There are, however, some disadvantages to packet-switch based systems as currently implemented. Rapidly increasing demands for data, in part driven by the Internet traffic volumes, are straining capacity and contributing to latency (delays) and interruptions in communication transmissions. In addition, there are concerns about the adequacy of the security and reliability of packet-switch based systems as currently implemented.

     Initiatives are under way to develop technology to address these disadvantages of packet-switch based systems. We believe that the evolving IP standard will remain a primary focus of these development efforts. We expect the benefits of these efforts to be improved communications, reduced latency and declining networking hardware costs.

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

                                    BUSINESS

HISTORICAL OVERVIEW

     We were founded in 1983 as a not-for-profit company under the name San Francisco/Moscow Teleport, Inc. We incorporated as a for-profit corporation in 1986, and reincorporated in Delaware in 1993 and changed our name to Global TeleSystems Group, Inc. in February 1995. Our principal business office is located at 4121 Wilson Boulevard, 8th floor, Arlington, Virginia 22203, United States, and our telephone number is (703) 236-3100.

     From our inception until 1998, we focused on (1) providing telecommunications services in emerging markets, particularly in Russia and Central Europe and (2) establishing and developing Global TeleSystems Europe B.V. ("GTS Europe B.V"), formerly known as Hermes Europe Railtel B.V., our subsidiary which deployed the first high speed fiber optic network across Western Europe and provides a range of bandwidth and internet protocol services to traditional and emerging communications companies.

     After our initial public offering in February 1998, we adapted our strategy to address the effects of the economic crisis in emerging markets, particularly Russia, the emergence of the Internet Protocol as a widely accepted transport protocol and the deregulation of the provision of telecommunications services to end-users in Western Europe. We sought to build on the success of our pan-European fiber optic network by developing a plan to provide telecommunications services directly to businesses and other end-users. Accordingly, in late 1998 and in 1999, we acquired four companies that provided such services to businesses and other high usage customers in Western Europe:
GTS (Europe) Ltd. (formerly Esprit Telecom Group plc), NetSource, Omnicom and InTouch. In addition, in order to position ourselves as a Tier-1 Internet service provider in Europe and target the higher growth European Internet market, we acquired Ebone.

     The former Ebone, GTS (Europe) Ltd., NetSource, Omnicom and InTouch businesses are included within our operations. These acquisitions have provided us with a significant business customer base and sales and distribution network across Western Europe, as well as switches, routers and other infrastructure, and, combined with our Central European operations, position us to offer an expanded service portfolio of data, Internet and other business applications to our business customers.

     On September 30, 1999, we contributed all of our Russian and CIS operations to a newly formed subsidiary, Golden Telecom, Inc., which effected an initial public offering of its common stock on October 5, 1999. We currently own approximately 62.6% of the common stock of Golden Telecom.

NETCOM ACQUISITION

     On February 18, 2000, GTS completed its acquisition of Netcom Internet Limited ("Netcom") for purchase consideration of approximately $91.5 million in the form of the issuance of our common stock. Netcom is an Internet service provider in the United Kingdom, which provides dedicated and dial-up Internet access, Web-hosting, server co-location, Internet protocol virtual private networks and other services. Netcom currently serves over 3,600 Web-hosting customers, approximately 600 dedicated and high-speed Internet access customers and 14,000 subscription-based Internet dial-up Internet access customers. Netcom had approximately $12 million in revenues in calendar year 1999.

BUSINESS OVERVIEW AND STRATEGY

     Our goal is to become Europe's premier independent e-business services provider and to maintain and enhance our position as a leading pan-European provider of broadband, Internet, data and voice services to communications carriers, Internet service providers and other high-usage customers. In order to achieve this goal, we will build on the strengths of:

     - our pan-European broadband fiber optic network, which is the largest in Europe;

     - our pan-European Tier 1 Internet protocol backbone;

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

     - our position as a leading pan-European supplier of communications services to approximately 100,000 small-and medium- sized business customers, with a sales and distribution network spanning 79 European cities in 18 countries; and

     - a large base of carrier and Internet service provider customers, which comprise a sizable percentage of European's total Internet and broadband traffic.

The key elements of our strategy for achieving this goal are as follows:

  Expand our services portfolio to support the communications and e-business activities of our customers

     We intend to capitalize on the trend of companies seeking to outsource critical business applications and to integrate Web-based services and products into their operations by aggressively marketing value-added data, Internet and e-business enabling services to our existing and future business customers in addition to the voice services we already offer in our target markets.

     We already provide in certain of our target markets a range of data and Internet services, which we are currently introducing in other countries in which we operate. Additionally, we are planning to complement our existing service offerings with new services that will support the e-business initiatives of our customers, including, for example, enabling our customers to manage on-line transactions and creating a fulfillment and procurement infrastructure for supply chain management. These services may be developed internally or, when speed-to-market is critical, developed and/or marketed in partnerships. We intend to continue to develop and market advanced networking solutions, such as outsourced infrastructure and network management to our carrier, Internet service provider and Web-centric customers.

  Leverage our distribution network to further penetrate our existing customer base and reach new customers

     Through our acquisitions of Global TeleSystems (Europe) Limited ("GTS (Europe) Ltd."), formerly Esprit Telecom Group plc NetSource, Omnicom and InTouch and the growth of our Central European operations, we have built a unified pan-European sales and distribution network covering customers in 79 cities in 18 countries. As of December 31, 1999, our sales force consisted of approximately 660 direct sales personnel. We believe that our highly qualified sales personnel, who understand our philosophy, services and systems and are well-trained in local languages and telecommunications business practices, provide us with a competitive advantage. We will continue to invest in training programs to equip our sales personnel with the skills necessary to market more advanced, value-added services to our business customers as their telecommunications needs evolve from basic Internet connectivity to full utilization of the Internet, corporate intranets and virtual private networks for more advanced, mission-critical applications. In this way, we intend to leverage the strengths of our pan-European sales and distribution network to capture additional revenues from our existing customer base and reach new customers.

  Build on our leadership position in the carriers' carrier market to penetrate a broader bandwidth intensive customer base

     Since we began offering service on our fiber optic network in November 1996, we have developed a significant customer base encompassing over 180 telecommunications carriers, Internet service providers and other bandwidth-intensive customers. As a result of being first in the market, we have gained significant experience in developing service innovations and tailoring our service offerings to meet our customers' rapidly evolving needs. We intend to build on our success in delivering broadband service to carriers by increasingly focusing on emerging Web- and data-centric companies that require large amounts of bandwidth to service their end-user customers. These types of customers include broadband multimedia providers, content providers, such as motion picture studios and broadcasters, Internet applications service providers, such as portals and electronic commerce companies, and emerging data transmission providers, such as wireless operators. By providing mission-critical, value added solutions to our customers, we seek to establish ourselves as their strategic partner.

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

  Continue to invest in the reach and capacity of our fiber optic network

     We will continue to invest in our network to expand its geographic reach and capacity in order to ensure that we can accommodate our customers' future capacity requirements. We are continuing to build our network by extending its coverage to include approximately 25,000 kilometers across Europe by the end of 2000. We are continuing to deploy dense wavelength division multiplexing technology that will permit significant future enhancement of our network's transmission capacity and will allow us to upgrade the capacity, reliability and efficiency of the network in the future. The capacity of our network is currently 40 wavelengths per fiber optic pair, each wavelength with a capacity of 2.5 gigabits per second, or a total capacity of 100 gigabits per second on the majority of our routes. We intend to install additional upgrades to further increase our network's capacity in 2000. When introduced, these upgrades are expected to increase the capacity of a single fiber pair to 96 wavelengths per fiber optic pair, each wavelength with a capacity of 10 gigabits per second, or a total capacity of 960 gigabits per second. In addition, we intend to develop an additional ring on our network connecting the core cities of London, Paris, Amsterdam, Frankfurt, Dusseldorf, and Brussels. We also plan to install transmission equipment on a second, currently installed fiber pair on a number of routes in our network to expand the transmission capacity of those routes.

  Build infrastructure and extend our network closer to our customers

     - Develop City Enterprise Networks. In order to offer true end-to-end transmission services to our carrier, business and other bandwidth-intensive customers, we intend to build intracity fiber networks, or City Enterprise Networks, in major European cities. We currently operate five such networks in Paris, Budapest, Prague, Berlin and Geneva. In addition, we expect to have City Enterprise Networks deployed in eight additional cities by year end 2000. Each City Enterprise Network will be designed to connect, within a city, its major Internet and telecommunications transmission centers, including points of presence on our network, telehouses, Internet exchange points and, where economically feasible, our existing customers' points of presence in that city. This will allow us to reach our customers without relying on third-party local access providers. We expect to improve service quality and realize higher margins as we manage more traffic end-to-end over our network.

     - Expand and enhance the transatlantic capacity of our network. We believe that a large portion of our market growth will come in the form of Internet protocol-based data and voice services. We currently lease transatlantic capacity from third parties. Because a majority of Internet protocol traffic originates in the United States, we have invested in our own transatlantic capacity infrastructure through the acquisition of a dedicated fiber pair on the FLAG Atlantic-1 transatlantic fiber optic link. (FLAG Atlantic is a 50/50 joint venture between GTS and Flag Telecom.) By owning this fiber pair, we will acquire capacity of 70 gigabits per second upgradeable up to a maximum of 400 gigabits per second of fully protected capacity from the New York City area directly to our European network. We believe that owning a large volume of transatlantic capacity to and from the United States will enhance our competitive low cost position in Europe while extending our network to the U.S. at favorable prices. In November 1999, we entered into a memorandum of understanding with GlobeNet Communications Group Limited, which is building a high capacity subsea cable linking key cities in North and South America. The agreement will enable us to sell managed bandwidth services from a variety of European cities to Latin America and GlobeNet to sell similar services between Latin America and Europe. In addition, in order to maintain and reinforce our strong market position in the increasingly global carriers' carrier and data- centric markets, we may enter into arrangements to obtain network capacity connecting several key U.S. markets by the end of 2000.

     - Build or deploy data and Web-hosting centers to support Web-based services. We intend to develop data- and Web-hosting centers on our network near key public Internet exchange points to strengthen our portfolio of Web-based services. This will provide us with the necessary facilities to undertake secure co-location, data- and Web-hosting services and facilitate our ability to offer a
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

       range of e-commerce and e-business solutions. By mid-2000, we expect to establish data- and Web-hosting capability in London, Amsterdam, Frankfurt and Paris. We intend to deploy up to nine additional data- and Web-hosting centers during the next two years. These centers are a natural extension of our strategy to meet the end-to-end needs of the Web- and media-centric content and application providers who are leading the rapid growth of the Internet- and multimedia-related segments of our target markets. In addition to carrying these customers' international traffic on our network, we will be able to host and distribute their applications, support their e-business and e-commerce activities and provide peering arrangements.

  Enhance Brand Name Recognition

     In the first quarter of 2000, we launched a major marketing program to develop and enhance the pan-European unified GTS brand name. Our branding program will include the select use of television commercials, print ads and direct mailings. Through our branding program we will seek to expand our market share, increase customer loyalty and develop brand recognition in the European broadband data, Internet and voice services market.

OUR EUROPEAN OPERATIONS

  Overview

     We offer a portfolio of bundled voice, data and Internet services to small-to-medium sized enterprises, pan-European companies and select residential end-users in 18 European countries. At December 31, 1999, we had approximately 100,000 business customers. We expect that our customer base will increasingly include large companies with complex communications needs. We are also one of the leading European providers of managed bandwidth and related communications services to carriers, Internet service providers and other bandwidth-intensive customers. We have the largest centrally managed fiber optic network in Europe and a Tier 1 Internet backbone network. At December 31, 1999, the customers of these services were contractually obligated to pay us an aggregate of approximately $635.0 million for future services, provided we perform in accordance with contractual specifications. This amount increased from $450.3 million at March 31, 1999, $498.7 million at June 30, 1999 and $548.2 million at September 30, 1999. Such amounts are inclusive of amounts included in deferred revenue.

     We seek to capitalize on the increasing demand in Europe for e-business services and products, in which businesses use the Internet to perform key business communications processes. We believe that a wide variety of businesses, both large and small, will increasingly use the Internet to communicate, improve operating efficiencies and transact commerce in secure, reliable and cost-effective ways. We currently provide these customers with a range of voice and data services, including, in selected European countries, dial-up and dedicated Internet access and virtual private network services. As we develop and expand our suite of e-business services to include, among others, Web-hosting, co-location, messaging and remote access services, we expect to realize an increasing proportion of our revenue from businesses that rely on Web-based applications to communicate with customers, suppliers and employees as well as from new customer segments, such as e-business application service providers and other Web-centric companies.

     We began providing broadband carrier services in November 1996 and we are recognized as a pioneer in Europe in fiber optic network deployment and service development. We have established long-term contracts with customers of these services. We provide mission-critical value-added solutions to these customers and increasingly seek to establish ourselves as their strategic partner. This integration into our customers' operations often provides us with the opportunity to introduce and implement additional services with the customer, which enable us to further penetrate our customer base.

     Customers of our broadband services include:

     - European incumbent telecommunications operators

     - Alternative carriers

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     - Voice resellers

     - International carriers

     - Internet service providers

     - Value added network service providers

     - Web-centric and media-centric companies

     We believe that the trend toward substantial increases in the volume of data traffic is being driven by the rapid growth of the Internet and data-intensive applications, such as e-business, e-commerce, application hosting, video-conferencing and multimedia applications, that require high-quality and cost-effective transmission capacity. In addition, we believe that our customers will increasingly demand Internet-or Internet Protocol-based services such as Internet access, Web-hosting and data management services in order to participate in the expected growth of data communication and the Internet. In order to reinforce our leadership position, we will continue to add new services on our network and sell our services in additional markets throughout Europe.

  Voice, Data and Internet-related Services

     We currently offer national and international direct and indirect access services for voice communications as well as enhanced voice, data and e-business services. We continue to expand our service offerings to provide our customers with a full range of tailored telecommunications services.

     Voice Services. The largest share of the European business and corporate retail market is currently international voice and fax transmission services. We believe that customers have selected us as a provider on the basis of competitive pricing, network quality, responsive account management and customized services.

     We currently distinguish our retail business customers between direct access retail customers and indirect access retail customers. Our direct access customers use our owned or dedicated leased lines, while our indirect access customers access our services indirectly on a switched basis using the public telecommunications operator network by means of an access code or a carrier pre-select arrangement. Our direct access retail customers are generally users of telecommunication services who generate relatively large amounts of long distance traffic, with such traffic usually being important to the execution of their core businesses. We offer retail direct access in the majority of our existing markets.

     Our indirect access retail clients access our services by dialing an access code, generally either using an auto dialer or via a code programmed directly into their own switches so that it is transparent to the user or their applicable carrier through a carrier pre-select arrangement. These customers generally consist of small and medium-size businesses whose telecommunication requirements do not warrant the costs associated with the dedicated leased lines of direct access service. Contracts for both direct and indirect access are typically for a period of one year.

     Enhanced Voice Services. We have also focused on developing new voice services which address the specific needs of our customer base, including pre-and post-paid calling cards, national and international toll-free service, which we target to organizations that require their customers or employees to be able to simply and cost-effectively call them from other countries. We have introduced or plan on introducing additional services, including conferencing services, pre-paid mobile phone services, and virtual private networks. In several countries, we resell mobile services which we bundle with our existing voice services and bill on a single integrated bill.

     Data, e-Business and Other Services. We currently offer dial-up and dedicated Internet access and international private leased circuits in selected target markets. By the end of 2000, we expect to offer these services in all the countries where we operate. We also plan to complement these services with a full range of value-added services including co-location, Web-hosting, messaging and remote access. We will actively market these new services to our existing customer base and to other European companies that view the
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Internet as critical to their expansion plans. Specifically, we plan to extend our data-and Web-hosting services to enable customers in developing market segments such as application service providers to distribute applications from our data- and Web-hosting centers.

     We are a leading alternative provider of data, Internet access and voice services in the Czech Republic, Hungary, Poland, Romania and Slovakia. The majority of our revenue in the region is derived from Very Small Aperture Terminals (VSATs), leased lines and Internet access services. We provide these services on a diverse set of infrastructure assets including City Enterprise Networks, which we operate in Prague and Budapest, VSATs deployed in the Czech Republic, Hungary and Romania, a national microwave network in Hungary, and leased and owned dark fiber, which we expect will connect our City Enterprise Networks to our pan-European fiber optic network in the second quarter of 2000. We have acquired several Internet service providers in the region. In the last 24 months, we have acquired two Internet service providers in Poland, two in the Czech Republic, one in Hungary and one in Slovakia. By year-end 2000, we expect their networks will be integrated with our network.

  Broadband Services

     We have developed a broad range of services that vary in technology (synchronous digital hierarchy, dense wavelength division multiplexing, Internet protocol), configuration (point-to-point, ring, virtual network services), quality requirements, and geographical reach (domestic, pan-European, transatlantic services). Service innovation and the ability to package and price services flexibly allow us to effectively serve the needs of our customers.

     Our broadband services have the following competitive advantages:

     - Tailored solutions. We have significant experience in tailoring highly customized contract terms and volume discounts that allow our customers to select varying capacity, access, guaranteed availability and contract terms.

     - High capacity cross-border network facilities. Our dense wavelength division multiplexing network provides high capacity cross-border network facilities without requiring customers to invest in network infrastructure or to be constrained by a narrow range of capacity offerings.

     - Diverse routing. Our fiber optic network's diverse, redundant routes are designed to allow us to provide strong performance commitments. On most routes, the fiber optic network has performed at over 99.9% availability.

     - Cost-reduction through advanced technology. We have substantially reduced our unit cost by increasing the available capacity on a fiber pair and deploying advanced dense wavelength division multiplexing technology on the majority of our routes.

     - Uniform network architecture. The uniform technology of our international managed transmission network allows us to provide a better quality and reliability of service as well as uniformity of features throughout our fiber optic network.

     Managed Bandwidth Services. We primarily provide large capacity cross-border European and transatlantic services over an integrated, managed network. Our network, based on dense wavelength division multiplexing and synchronous digital hierarchy technology, provides digital transmission capability upon which a broad range of advanced applications may be run. Our network offers availability, flexibility, reliability and bandwidth speeds not widely available for transport of telecommunications traffic across national borders in Western Europe. Our network is designed to provide customers with a wide variety of bandwidth speeds, ranging from a data transmission rate of 2 megabits per second to a data transmission rate of 2.5 gigabits per second. Access to our network allows our customers to rapidly enter the markets they are targeting while benefiting from its low unit cost.

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     We tailor our services to meet the diverse requirements of various customer segments which require two classes of outsourcing levels:

     - Our unprotected ring service provides diversely routed paths on which customers deploy their own termination equipment and perform their own protection schemes. These customers tend to be medium to large carriers and operators that prefer to have control over the physical configuration of their networks. Through its own termination equipment, and using our network capacity, the customer has full control of its different traffic flows. This gives the customer the opportunity to optimize its usage of the available ring bandwidth based on the volume requirements of its individual applications.

     - Our protected services provide domestic and international self-healing point-to-point links managed end-to-end by us. As a result, the customer avoids having to provide for the redundancy of its traffic. We offer customers service level agreements with service guarantees appropriate for mission-critical applications. These guarantees cover on-time service delivery and service availability.

     Depending on the customer's bandwidth and application requirements, these two classes of bandwidth services run on two underlying technologies: either synchronous digital hierarchy technology over dense wavelength division multiplexing (for speeds ranging from 2 megabits per second to 155 megabits per second) or directly on dense wavelength division multiplexing (for speeds ranging from 155 megabits per second to 2.5 gigabits per second, which is expected to be upgraded to 10 gigabits per second in 2000).

     Internet Protocol Transit Services. The current and future growth of the Internet has a significant impact on the carrier business. In addition to increasing the amount of data that is being transported across borders, the Internet influences the transport technologies, the traffic patterns and the segments that require carrier-like services.

     Through our GTS Ebone brand name, we offer to Internet service providers, value added network service providers, multimedia application providers and Web-hosting companies a carrier-grade Internet access service. Ebone Global Carrier Services provides general purpose, congestion free access to the worldwide Internet and Ebone Europe Carrier Services provides low delay, high performance access to the European domain of the worldwide Internet.

     In addition, we are using optical Internet protocol technology to offer in Europe real-time Internet protocol performance that is needed by Internet protocol operators and by voice, fax and video over Internet protocol providers. GTS Ebone Europe Services is the first of a series of future services to fully benefit from the performance offered by optical Internet technology.

     Wholesale Services. We offer competitively priced international switching and transit services, primarily to the "wholesale" international gateway and carrier-to-carrier portion of the international calling market, such as public telecommunications companies, new operators, global alliances and regional telephone companies, mobile carriers, Internet service providers and second carriers or resellers. Resales of wholesale traffic will enable us to benefit from greater purchasing power and higher network utilization. Our wholesale services include the provision of international call termination in three main areas:

     - Off-net (third party carriers' carrier traffic)

     - On-net (third party carriers' carrier traffic terminating on our network)

     - Mobile (termination of fixed-to-mobile and mobile-to-fixed traffic)

     Although we have contracts with our wholesale customers, these contracts generally do not include minimum usage levels and our wholesale customers generally maintain relationships with a number of telecommunications providers. In several cases, we will also purchase minutes from our wholesale customers as suppliers for termination of our off-network calls. We believe that success in the wholesale business is predicated on high network quality at a low cost base. As we continue to increase the capacity

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of our fiber optic network, we anticipate that the decrease in our cost base will enable us to price these services more competitively and therefore increase the volume of these services.

  Sales and Marketing

     Voice, Data and Internet Services

     Managing directors in each country are responsible for sales and marketing activities in that country, local business origination, local regulatory compliance and licensing requirements, and the relationship with the local telecommunications companies. The marketing organization in each country is responsible for executing market initiatives, driving product development, market research and analysis, and promotion and advertising.

     Direct sales constitute our principal sales method in the majority of our countries of operation. We support our direct sales effort by telemarketing and telesales, and complement it to a lesser extent by independent sales intermediaries and resellers. In certain markets we market some of our services principally through sales agents. In addition, because we are increasingly focusing on specific industry groups, such as financial institutions, hotels, travel service organizations and transport companies, we have assigned specialists to particular industries. We also have been providing intensive training to enable our sales force to aggressively market e-business services.

     The sales operation in each European country for our voice, data and e-business services is responsible for originating and managing business in its respective local market, and is staffed with employees who understand our philosophy, services and systems and local languages and telecommunications business practices. As of December 31, 1999, we had approximately 435 direct sales people and 73 full-time equivalent telemarketing employees in Western Europe for these services. We have 69 sales offices in 67 cities in the following countries: The United Kingdom, Germany, The Netherlands, Sweden, Norway, Denmark, Spain, France, Belgium, Italy, Ireland, Luxembourg and Switzerland. As of December 31, 1999, we had approximately 125 direct sales personnel in our Central European operations. We have 12 sales offices in 12 cities in the Czech Republic, Hungary, Poland, Romania and Slovakia.

     Broadband Services

     The term of a typical customer agreement for our broadband services currently ranges from one to ten years. Throughout 1999, a number of existing customers have converted from short- to long-term contracts, including 10-year contracts in which revenues are recognized ratably over the life of the contract. We expect that this trend will continue in 2000. In addition, we offer ten year leases which require an up-front payment and produce recurring operation and maintenance charges. Our customer agrees to purchase, and we agree to provide, transmission services. In general our customer agrees to pay certain nonrecurring charges up-front and recurring charges on an annual basis, payable in twelve monthly installments. If a customer terminates a service order prior to the end of the contract term, the customer is generally required to pay us a cancellation charge equal to three months of service for each of the twelve months remaining in the contract term. We typically guarantee transmission services to a specified service level. If such levels are not met or we fail to deliver service by the committed delivery date, the customer is eligible for a credit against charges otherwise payable in respect of the relevant link. Our low cost basis is due to, among other things, our network's use of advanced fiber optic cable and electronic equipment permitting high capacity transmission over longer distances between regeneration/amplifier facilities than legacy networks.

PRODUCT DEVELOPMENT

     We seek to develop a wide range of premium quality and innovative value-added services that both meet our customers' current demands and anticipate their future requirements. Our strategy is to develop services that will allow us to further penetrate our existing customer base and to attract new customers with sophisticated international communications and e-business requirements and to capitalize on the combined strength of our pan-European broadband fiber optic network and sales and distribution channels.

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     We analyze the market by industry and customer size to address individual customer needs both now and in the future. We develop our services to provide a balanced portfolio that can address the needs of all of our target customers, and, accordingly, our services range from standard telephony services to very high bandwidth solutions for medium, large and multi-national corporations. Additionally, our country managers tailor products to meet the needs of the local customer base.

     We focus on developing services in the fastest-growing segments of the business telecommunications market, such as enhanced voice and data services, corporate network services, Web- and application-hosting and e-business services. Our development efforts will rely on both internal initiatives as well as partnerships with third parties. The partnerships may take the form of joint development, joint marketing and/or reselling agreements. We have already entered into such agreements with leading providers of business-to-business Internet messaging solutions for businesses, Internet service providers and hosting companies. As a way to speed our entry into Web-based services, we are currently exploring several partnerships of the same type with international leaders in their respective fields.

OUR NETWORK INFRASTRUCTURE

  Overview

     Our network infrastructure consists of our pan-European network, our City Enterprise Networks, our interest in the FLAG Atlantic-1 transatlantic fiber optic cable project, our data-and Web-hosting centers and our operations system and support functions. In Europe, as of December 31, 1999, our network has 58 carrier points of presence in 30 cities, 18 Internet protocol nodes in 17 cities and 46 switches in 38 cities. The fiber optic network spans approximately 17,000 kilometers and 12 countries. In addition, five intra-city fiber networks are currently operational.

  Network Design

     The design of our pan-European network is based on a layered architecture which separates the physical layer, the optical layer, the transmission layer, the switched layer and the data (Internet protocol) layer of our network with standard interfaces and protocols in order to optimize design and operation and provide flexibility for introducing new technologies, new applications and new services.

     Physical Layer. The physical layer of our pan-European fiber optic network is based on a mesh of dark fiber routes interconnecting cities on our network via at least two or three physically diverse paths for maximum resilience against fiber or facilities failures.

     Optical Layer. The optical layer of our pan-European fiber optic network represents the core of our network and is based on dense wavelength division multiplexing. This layer supports the provision of optical services directly to customers at 2.5 gigabits per second and provides for the operation of multiple synchronous digital hierarchy and/or Internet protocol systems to run concurrently on a single fiber pair in a highly cost efficient manner. The optical layer of our network is based on Ciena 40 wavelength systems with a capacity of 100 gigabits per second on a fiber pair using dense wavelength division multiplexing technology. Dense wavelength division multiplexing, or DWDM, is a technology that allows transmission of multiple waves of light over a single fiber optic strand, thereby increasing network capacity. By using current dense wavelength division multiplexing technology, we are able to derive up to 40 wavelengths per fiber optic pair, each wavelength with a capacity of 2.5 gigabits per second, for a total capacity of 100 gigabits per second over a single fiber optic pair. We will start to deploy on our core network routes, by the second quarter of 2000 and dependant upon traffic demand, a new generation of wavelength division multiplexing systems scalable up to a minimum of 960 gigabits per second.

     Transmission Layer. We are using synchronous digital hierarchy (SDH) time division multiplexing equipment to consolidate, groom and add or drop low and high order traffic coming from our various network components and to support the provision of synchronous digital hierarchy leased line services to customers at data transmission rates ranging from 2 megabits per second to 155 megabits per second. The synchronous digital hierarchy layer of our pan-European fiber optic network runs via dense wavelength

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division multiplexing channels in our network with a multilayered architecture consisting of multiple synchronous digital hierarchy rings optimized for different traffic characteristics.

     Services using synchronous digital hierarchy technology may include local access capacity between our network point of presence and the customer's point of presence, depending on customer requirements. Services using dense wavelength division multiplexing technology are delivered on a standard basis at our point of presence. On a special project basis and shortly through our City Enterprise Network, dense wavelength division multiplexing services may be expanded to the customer's point of presence.

     Internet Protocol Layer. Backbone links interconnect core pan-European fiber optic network nodes at data transmission rates of 2.5 gigabits per second, providing high quality, seamless Internet protocol connections throughout Europe. Core network routers are deployed in a redundant configuration to ensure maximum reliability. Since we design and operate directly both the optical network layer and the Internet protocol layer, a further optimization of the resulting network architecture is achieved. The Internet application implemented on top of the gigabit Internet protocol platform places us among the prominent Tier 1 Internet service providers in Europe, with direct connections to the other major European Internet backbone providers. For a direct interconnection with major U.S. Internet backbones, two network nodes are deployed in the United States, with high speed connections to the European gigabit backbone. The high performance core Internet protocol network is designed to support a flexible introduction of Internet protocol based value added services at the edge of our network.

     Network Management. We control our pan-European fiber optic network through our main network operations center, located in Brussels. The network operations center can pinpoint potential service problems and can deal with service rerouting, if required, much more effectively than in networks controlled by multiple operators in different countries. Our advanced operational support systems also allow us to manage the large number of network components and local repair organizations required in an extensive international network of this size, as well as for advanced customer care in managing customer operational activities. Our backup paths and management components enable us to recover from individual failures at the optical, synchronous digital hierarchy and Internet protocol layers. Our resilient approach provides for a high level of network performance and reliability. As a result, we are able to enter into strong performance commitments with our customers, and services on most routes of our network have performed at or above 99.9% availability.

     We own substantially all of our network equipment as well as some segments of the fiber optic cable. A substantial part of the fiber is leased on a long-term basis. Long-term leases for fiber are advantageous to us because they reduce the burden of building large quantities of capacity before they can be used. When we lease dark fiber, the infrastructure provider will generally be responsible for maintaining the fiber optic cable. We have entered into agreements with equipment vendors, infrastructure providers and other third parties to supply and/or maintain the equipment for the network.

     Switched Layer. The switched layer of the network consists of 46 voice switches in 38 different cities. We currently have interconnect agreements in eleven countries in Western Europe. We continually evaluate developments in switching technology and products offered by other companies, and will add different platforms which are complementary and beneficial to our service network. We maintain our switches with up-to-date software and ensure their compatibility with the large number of signaling systems in use in the European and United States markets. Using least-cost routing technologies, each switch is programmed to select the most cost-efficient route or carrier for the required destination. We also employ dynamic compression equipment to improve utilization of our most costly transmission lines.

  Network Capacity

     Our pan-European fiber optic network includes Ciena 40 dense wavelength division multiplexing systems on a substantial majority of our routes. By mid-2000, we expect that all our routes will be dense wavelength division multiplexing based with a data transmission rate of at least 100 gigabits per second per fiber pair. This 100 gigabits per second allows for synchronous digital hierarchy and Internet protocol

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systems of 2.5 gigabits per second to be installed only when required, thus providing for efficient management of capital investment.

     We will deploy on our core pan-European fiber optic network routes, during 2000 and dependent upon traffic demand, per core route a new generation of wavelength division multiplexing systems scalable up to a minimum of 960 gigabits per second. These systems will be able to handle wavelengths at 2.5 and 10 gigabits per second allowing us to increase the amount of bandwidth carried per fiber pair as well as to reduce interface prices in both wavelength division multiplexing and client layer equipment. We plan to extend capacity in the core portion of our network by developing an additional ring connecting London, Paris, Amsterdam, Frankfurt, Dusseldorf and Brussels with cable duct accommodating up to 144 fibers. We also plan to install transmission equipment on a second, currently installed fiber pair on a number of routes in our network to expand the transmission capacity of those routes.

  Network Agreements

     We have entered into agreements and letters of intent with various infrastructure providers for construction and/or leasing of dark fiber for portions of our pan-European fiber optic network. Our agreements for leases of portions of our pan-European fiber optic network typically require the infrastructure provider to provide a certain number of pairs of dark fiber and in some cases facilities along the network route commencing on dates we provide. The term of a lease agreement generally ranges from 10 to 18 years. An agreement typically contains optical specification standards for the fiber and methods of testing. We are allowed to use the cable for the transmission of messages and other purposes, including increasing capacity. The infrastructure provider is responsible for maintenance of the cable facilities. The infrastructure provider may also provide space for the location of our equipment and related maintenance. The agreements typically provide for termination by the parties only for material breach, but allow the breaching party 90 days to cure the breach. The agreements typically contain a transition period after termination of the agreement to allow us to continue to serve our customers until we can reach agreement with an alternative infrastructure provider. In certain areas of our network where it is not possible to lease dark fiber (which we do not expect to exceed more than 10 percent of our network), we have signed agreements or letters of intent for the right to use managed bandwidth. The terms of these agreements typically range from 10 to 25 years.

     We are also deploying our pan-European fiber optic network along the rights-of-way of a variety of alternative sources, including railways, motorways, waterways, pipelines and utilities. We constantly evaluate multiple alternative infrastructure suppliers in order to maximize our flexibility. Many portions of our pan-European fiber optic network utilize long term rights-of-way agreements with landowners.

  City Enterprise Networks

     We currently operate five City Enterprise Networks in Paris, Budapest, Prague, Berlin and Geneva. We expect to have intracity fiber networks deployed in the following eight additional cities by year end 2000: Frankfurt, London, Madrid, Amsterdam, Stockholm, Milan, Zurich and Vienna. We are also evaluating construction of City Enterprise Networks in the following additional cities:
Brussels, Munich, Barcelona, Stuttgart and Dusseldorf.

     Each City Enterprise Network will be designed to connect, within a city, its major telecommunications transmission centers, including points of presence on our pan-European fiber optic network, our other points of presence in such city, telehouses, Internet exchange points and, where economically feasible, our existing customers' points of presence in that city.

     Relying on our own local infrastructure in key cities through our City Enterprise Networks will allow us to reduce operating expenses (by avoiding or reducing our payments to local access providers) and to enhance the robustness of our network (through end-to-end network management and compatibility of the City Enterprise Networks with our existing network). Such fully integrated networks of intracity and intercity connectivity will, we believe, appeal to our customers in need of managed bandwidth services. We also plan to introduce wavelength services, also known as optical subnetworks, during the buildout of our
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City Enterprise Networks. In addition, we plan to add fiber "subrings" to the core of our City Enterprise Networks to extend our geographic reach. We will also connect our data and Web-hosting centers to the initial core rings. By offering co-location and data and Web-hosting capabilities as a bundled service with our broadband network capabilities, we intend to attract Web-centric and media-centric companies to our network without procuring expensive services from local access providers.

     Each City Enterprise Network will, subject to regulatory constraints and market conditions, consist of up to 144 fiber pairs in underground ducts that we will buy, lease or lay. We believe this high number of fiber pairs is justified by the economies of the short distance environment of city centers and the higher numbers of connection points to link customers to the network. We also expect to install dense wavelength division multiplexing equipment to enhance the efficiency of the City Enterprise Networks. Our intracity network rings in Western Europe will eventually connect customers at data transmission rates of up to 2.5 gigabits per second.

  The Transatlantic Expansion of our Fiber Optic Network

     We currently provide connectivity from Europe to the United States through capacity leased from third parties. In January 1999, through a subsidiary, we entered into an agreement with FLAG Telecom to establish a 50/50 joint venture to build and operate the world's first transatlantic dual cable system designed to carry voice, high speed data and video traffic at data transmission rates of up to 2.4 terabits per second. The joint venture has announced that this high capacity fiber optic link between Europe and the United States, which is called FLAG Atlantic-1, is expected to begin offering unprotected services in the first quarter of 2001 and fully protected services in the second quarter of 2001. The joint venture plans to offer a direct link between the New York City area, London and Paris.

     On October 13, 1999, we announced that we had committed to purchase one dedicated fiber pair on FLAG Atlantic-1. By owning this fiber pair, we will acquire capacity of 70 gigabits per second upgradeable to a maximum capacity of 400 gigabits per second of fully protected capacity (or 800 gigabits per second of unprotected capacity) from the New York City area directly to our network in Europe. This supply of capacity will allow us to accommodate the growing volume of transatlantic traffic at a competitive low cost base. We expect to commence service on our fiber pair at the same time that FLAG Atlantic-1 begins offering services. Finally, we have identified the need to be able to offer services beyond the New York City area, our current point of presence in the United States. We therefore expect to lease substantial network capacity connecting several key U.S. markets by the end of 2000.

  Data- and Web-Hosting Centers

     Our strategy is to expand our Internet services portfolio by deploying data and Web-hosting centers on our network near key public Internet exchange points. This will establish the necessary facilities to undertake data and Web-hosting services and facilitate the provision of e-business solutions. These centers will allow us to meet the end-to-end needs of the providers of Web and media-centric content and applications who are leading the rapid growth of the Internet and multimedia related segments of our target markets in Europe. Thus, in addition to carrying these customers' international traffic on our network, we will be able to host and distribute their applications, support their e-business activities and provide peering arrangements.

     By mid-2000, we expect to establish data and Web-hosting capability in London, Frankfurt, Paris and Amsterdam. We intend to construct, or arrange for capacity at, up to nine additional data and Web-hosting centers during the next two years. These facilities will be specifically designed to offer high speed access to our network and provide co-location, dedicated and shared data- and Web-hosting services.

     We will offer high performance distribution of bandwidth-intensive multimedia applications and regional content through our extensive peering arrangements. Our networked data- and Web-hosting

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centers are a key component of the infrastructure required to serve the future needs of our customer segments. Additional benefits of the data and Web-hosting centers include:

     - Providing Internet service providers with telehousing and managed services for their Internet protocol routers and servers;

     - Providing a NT or UNIX based server, allowing Internet service providers and Web-centric companies to take full advantage of our expertise in traffic and server management; and

     - Providing shared server management, offering an entry solution to emerging Internet service providers and Web-centric companies at a reasonable cost.

     Increasing Internet demand is driving Internet service providers to co-locate their servers and Internet protocol routers closer to their customers, thereby improving their network reach and performance. Data-and Web-hosting centers directly connecting Web servers to an Internet protocol backbone remove the bottlenecks associated with traditional hosting facilities. In addition, increasing demand for Web content is driving Web-centric companies to locate servers at those facilities to ensure superior Internet connectivity. Our data- and Web-hosting centers will offer seamless and scalable Internet connectivity for emerging Internet service providers and Web-centric companies, offering a direct connection to our pan-European seamless network at bandwidths of initially 2.5 gigabits per second, with upgrades up to 10 gigabits per second. We believe that offering data- and Web-hosting services will provide opportunities to cross-sell services on our fiber optic network, thereby improving customer retention and enabling us to address new target segments.

  Operations, Systems and Support

     Our operations, systems and support functions consist of two main areas: customer care and billing and network operating services and systems. In performing our operations functions, we work with particular companies and sub-contractors that we believe are committed to maintaining our industry-leading service offerings.

     We seek to provide premium customer care throughout our business. Our customer care and billing system provides us with extensive customer information which is critical to customer retention and account growth.

     We have integrated, or are in the process of integrating, the various legacy operating and support systems which we have inherited through our recent acquisitions in order to form a single, uniform, centralized billing platform that will enable us to execute our business plan. This platform is being installed in two phases. The first phase was completed in December 1999 and completion of the second phase is expected in June 2000.

OUR OPERATIONS IN RUSSIA AND OTHER COUNTRIES OF THE CIS -- GOLDEN TELECOM

     Through our majority owned subsidiary, Golden Telecom, Inc., we provide telecommunications services to business customers and telecommunications operators in Moscow, Kiev, St. Petersburg and other major population centers throughout Russia and other countries of the CIS. The services that Golden Telecom provides include international long distance services, domestic long distance services, cellular services, high speed data transmission, Internet access and local access services. Dedicated and leased capacity supplements our own infrastructure, allowing us to bypass the severely congested and poorly maintained local, domestic and long distance circuits of the Russian and Ukrainian carriers.

     Golden Telecom seeks to integrate and co-market the service offerings of its subsidiaries, utilizing TeleRoss as the long distance and local access provider as well as the data communications and Internet access network for business applications and on-line services, Sovintel as the international gateway, and Golden Telecom's Mobile Services for additional local access. This integrated marketing approach enables Golden Telecom to provide comprehensive telecommunications solutions to multinational corporations operating throughout Russia and other independent countries of the CIS. In addition, in February 2000,

Golden Telecom entered into a fifteen-year lease with Sonera Corporation for broadband fiber optic capacity from Moscow to Stockholm. Golden Telecom expects this link will be operational during the first quarter of 2000. This link will provide Golden Telecom and its customers with access to complementary broadband and data networks in Europe and beyond, including our network.

COMPETITION

     The ongoing liberalization of the European telecommunications market has coincided with technological innovation to create an increasingly competitive market, characterized by still dominant incumbent telecommunications operators which own and operate fully built networks and infrastructure, as well as an increasing number of new market entrants.

     The markets for managed bandwidth services, local and long distance telecommunications services, Internet connectivity and related services are extremely competitive. We anticipate that competition will continue to intensify as the use of the Internet grows. The tremendous growth and potential market size of these markets, particularly the e-business services market, has attracted many new start-ups as well as established businesses from different industries. We compete primarily on the basis of the pan-European coverage of our network, the range and quality of services offered, customer service and price. Competitors may force us to lower our prices or modify our service offerings to remain competitive.

     In each of our current markets where we provide voice, data and Internet services, we compete primarily with the national public telecommunications providers. Other competitors of Business Services include private multinational consortia as well as microwave and satellite carriers, mobile wireless telecommunications providers, cable television companies, utilities and competing local telecommunications providers and other medium-sized carriers and resellers in Europe. Some of our competitors have established their own switch sites and operate their own networks. Competitors in this segment include MCI WorldCom, COLT, Viatel and RSL, which compete in multiple countries, and country-specific competitors such as Energis (UK), Arcor (Germany), Telfort (The Netherlands), Retevision (Spain), Infostrada (Italy) and Cegetel (France). These providers are generally more entrepreneurial than the public telecommunications operators and other dominant providers and sometimes bring experience from more mature markets. Like us, these providers often target small, medium and large-sized business customers or other market niches. As we roll-out our suite of services supporting e-business activities of potential customers, we also expect to enlarge the number of competitors we will be facing. These will include a number of international companies as well as country-specific competitors.

     For our broadband customers, we compete with various telecommunications companies, including MCI WorldCom, Inc., Viatel, Inc., KPN Qwest B.V., COLT Telecom Group plc, Level 3 Communications, Inc., Carrier1 International S.A., Deutsche Telekom AG, France Telecom S.A., Global Crossing Ltd. and British Telecommunications plc. Some of these entities have announced plans to construct, have begun to construct or are operating high bandwidth fiber optic networks across various European countries and in several European metropolitan markets and in some cases, provide transatlantic connectivity, in competition with our network and our planned City Enterprise Networks.

PROPERTIES

     We lease office space to serve as sales office and/or administrative facilities, including our approximately 35,000 square-foot corporate headquarters in Arlington, Virginia with a ten-year lease expiring October 2009. We maintain our operational headquarters in London in an approximately 52,000 square-foot facility under a twenty-one year lease expiring December 2020. We have also entered into a fifteen-year lease for up to 26,000 square feet of space in New York City to house a switch for our wholesale operations and a technical operations center. We are initially occupying 15,000 square feet of this facility, but have committed to lease an additional 11,000 square feet in fall of 2000.

     We own substantially all of the telecommunications equipment required for our business; however, we lease a substantial part of our fibers on a long-term basis. The installed fiber optic cable is laid under the various rights-of-way held by us. Other fixed assets are located at various leased locations in geographic areas that we serve.

     Global TeleSystems (Europe) Ltd. (formerly Esprit Telecom Group plc) leases its principal executive offices, located in Reading, United Kingdom, under long-term leases, which expire 2008. The leases contain a tenant only option to cancel in March 2003. In addition, it leases property at each of the locations where it maintains sales offices.

     GTS Europe B.V. has its principal administrative offices and its Network Operations Center in two adjacent buildings in Hoeilaart, Belgium, just outside Brussels. The leases on both the buildings expire on June 30, 2005. One of the buildings has an option to cancel on January 1, 2002 with a penalty of six months rent. In addition, GTS Europe B.V. has short-term leases expiring on February 28, 2000 in Rixensart, Belgium and on September 1, 2000 in Kraainem, Belgium. GTS Europe B.V. has also entered into leases for two additional buildings in the same complex as its principal offices. GTS Europe B.V. commenced its occupancy of these buildings in January 2000. These leases run through January 2009 but may be terminated after six years with six months notice plus six months rental penalty.

     In addition to the offices in Belgium, GTS Europe B.V. has a leased office space in Dublin, Ireland, which expires on October 2, 2022, in London, United Kingdom, which expires in August 2002, in Frankfurt, Germany, which expires in March 2004 and Madrid, Spain, which expires in January 2004. GTS Europe B.V. and our various subsidiaries related to our Business Services operations lease various offices on a short-term basis for regional sales and service personnel.

LEGAL PROCEEDINGS

     We are subject to various claims and proceedings in the ordinary course of our business. In addition, we are involved in the following claims, proceedings and inquiries:

     In October 1999, Interactive Communications Services (ICS) brought a claim against our wholly owned subsidiary GTS Carrier Services (Ireland) Limited for damages alleged to exceed E2.9 million. Although a detailed claim has not yet been served, ICS has obtained an initial injunction preventing GTS Carrier Services (Ireland) Limited from suspending or terminating certain telecommunications services provided to ICS. However, the injunction was discharged on October 26, 1999 because ICS failed to pay L267,000 to GTS Carrier Services (Ireland) Limited, which was a condition for the injunction to remain in place. From evidence before the court in connection with that injunction, it appears that ICS's damages claim relates to an alleged breach of contract in GTS Carrier Services (Ireland) Limited not commissioning or connecting telecommunications circuits as quickly as ICS claims GTS contracted to do. We believe that ICS's claim is without merit.

     On March 26, 1999, we opposed the license fee imposed by the French regulator as, among other things, contrary to Article 11 of EC Directive 97/13 which requires license fees to cover only the administrative cost of managing the license. On September 23, 1999, the French regulator informed us that they rejected our position. On November 24, 1999, we filed a complaint before the French administrative tribunal opposing the license fee. Under French law, we would not be required to pay the license fee and the French regulator does not have the right to terminate our license until such time as a ruling by the French administrative tribunal is issued. If our claim is rejected in a final non-appealable judgment, we will be required to pay our license fee in France. We do not believe that the outcome of this litigation will have a material adverse effect upon our financial condition.

     In addition, we and our subsidiaries, GTS-Hungaro and GTS-Hungary, are named as defendants in an action captioned USH Ventures and USH Telecom, L.L.C.
v. Global TeleSystems Group, Inc. and GTS-Hungaro, Inc., Civil Action No. 97C-08-86, commenced in August 1997, which is currently pending in the Superior Court of the State of Delaware in and for New Castle County. The complaint alleges breach of contract and tortious interference with a business relationship. Trial is scheduled for May 2000. While it is not possible at this time to make a meaningful assessment of the outcome of this litigation, based upon information currently available and upon consultation with counsel, we do not believe that the outcome of this litigation will have a material adverse effect upon our financial condition.

     We and certain of our and Golden Telecom's employees have been requested by Russian and U.S. governmental authorities to provide information apparently in connection with inquiries into the activities of the former owners of GTS-Vox, which formerly owned Golden Telecom's interests in TCM, including in connection with a U.S. grand jury investigation. Their inquiries have raised issues about the formation of TCM and the sale of the interest in GTS-Vox to us. We have cooperated and intend to continue to cooperate with any legitimate governmental inquiries.

     Based on information currently available, we believe that none of such current claims, proceedings or inquiries, individually or in the aggregate, will have a material adverse effect on our financial condition or results of operations, although there can be no assurance that this will remain the case.

                              SELLING STOCKHOLDERS

     The following table sets forth certain information regarding ownership of GTS common stock and rights to acquire common stock by (1) stockholders that manage or own, either beneficially or of record, five percent or more of the common stock of the Company and (2) each of the selling stockholders under this prospectus. For the purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person or group of persons has the right to acquire within 60 days after such date, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

     The percentage of ownership for each beneficial owner is based upon 184,892,309 shares of our common stock issued and outstanding as of January 31, 1999.

     The selling stockholders may sell their shares on the New York Stock Exchange, in privately negotiated transactions or otherwise. Shares will be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Transferees of these stockholders or other persons acquiring shares, including brokers who borrow the shares to settle short sales of shares of the common stock, may also use this prospectus.

     The selling stockholders will receive all of the net proceeds from the sale of shares and will pay any underwriting discounts and selling commissions.

                                                                                      SHARES BENEFICIALLY
                                        SHARES BENEFICIALLY OWNED                       OWNED AFTER THE
                                         PRIOR TO SHELF OFFERING                        SHELF OFFERING
                                        --------------------------    NUMBER OF       -------------------
                                         NUMBER OF                   SHARES BEING     NUMBER OF
NAME OF BENEFICIAL OWNER                  SHARES        PERCENT        OFFERED         SHARES     PERCENT
------------------------                -----------   ------------   ------------     ---------   -------
Providence Equity Partners L.P........   3,337,218       1.8          3,337,218               0        0
Providence Equity Partners II L.P.....      46,563         *             46,563               0        0
Geoff Arnold..........................       1,622         *              1,622               0        0
Rodney Philip Attwooll................     177,373         *            177,373               0        0
Penny Best............................         324         *                324               0        0
Donna Blackmore.......................         811         *                811               0        0
Sharon Brautigam......................         811         *                811               0        0
Gill Collins..........................       9,730         *              9,730               0        0
Alan Cornforth........................       1,622         *              1,622               0        0
Mark Cox..............................       4,865         *              4,865               0        0
Jean Ellison..........................         811         *                811               0        0
Sanjay Ghandi.........................       4,054         *              4,054               0        0
John Goodman..........................       1,622         *              1,622               0        0
Paul Halsey...........................       2,432         *              2,432               0        0
Barry Hunter..........................       1,622         *              1,622               0        0
Naomi Iliff...........................         811         *                811               0        0
Minos Makris..........................       3,243         *              3,243               0        0
Clive Malcolm.........................       1,622         *              1,622               0        0
Sasha Martin..........................         811         *                811               0        0
Jonathan Matthews.....................         324         *                324               0        0
Stephen Moore.........................      24,324         *             24,324               0        0
Steve O'Neill.........................         324         *                324               0        0
Joe Owen..............................         811         *                811               0        0
Steve Powell..........................       4,054         *              4,054               0        0
Sue Salkeld...........................         811         *                811               0        0
Tom Scuffham..........................       9,730         *              9,730               0        0
Aamar Shafi...........................         324         *                324               0        0
Robert Sinkinson......................         811         *                811               0        0
Darren Stewart........................       2,432         *              2,432               0        0

                                                                                      SHARES BENEFICIALLY
                                        SHARES BENEFICIALLY OWNED                       OWNED AFTER THE
                                         PRIOR TO SHELF OFFERING                        SHELF OFFERING
                                        --------------------------    NUMBER OF       -------------------
                                         NUMBER OF                   SHARES BEING     NUMBER OF
NAME OF BENEFICIAL OWNER                  SHARES        PERCENT        OFFERED         SHARES     PERCENT
------------------------                -----------   ------------   ------------     ---------   -------
Adam Strawson.........................       1,622         *              1,622               0        0
Roz Taphouse..........................       3,243         *              3,243               0        0
Dominic Thomas........................       1,622         *              1,622               0        0
Derek Thomas..........................       3,243         *              3,243               0        0
Sally Thompson........................         811         *                811               0        0
Chris Walters.........................       9,730         *              9,730               0        0
Steve Wyles...........................       1,622         *              1,622               0        0
Kate Mulenje..........................         162         *                162               0        0
Alexia Clarke.........................         811         *                811               0        0
Tim Hodgson...........................         324         *                324               0        0
Simon Hunt............................         811         *                811               0        0
Martin Rogers.........................         324         *                324               0        0
Malcolm Thornton......................       3,243         *              3,243               0        0
Kamran Khan...........................         324         *                324               0        0
Julian Dale...........................         811         *                811               0        0
Haley Bullock.........................       1,622         *              1,622               0        0
Jim Jeater............................         811         *                811               0        0
Simon Parkyn..........................         324         *                324               0        0
Roeland Mertens.......................         811         *                811               0        0
Asim Hussain..........................         324         *                324               0        0
Paul Dowles...........................         811         *                811               0        0
Frank Tsang...........................         324         *                324               0        0
Tendai Warambwa.......................         811         *                811               0        0
Tristram Bardick......................         324         *                324               0        0
Ben Gilbert...........................         811         *                811               0        0
Vicki Mandy...........................         324         *                324               0        0
Gary Dressell.........................         324         *                324               0        0
Denise Summerton......................         324         *                324               0        0
Nigel Hackett.........................         162         *                162               0        0
Saadia Field..........................         811         *                811               0        0
Josie Hembra..........................         324         *                324               0        0
Craig Martin..........................         162         *                162               0        0
Michael Montague......................         324         *                324               0        0
Chris Taylor..........................         324         *                324               0        0
Joanne White..........................         324         *                324               0        0
Vivien Morris.........................       1,622         *              1,622               0        0
William Rigby.........................       1,622         *              1,622               0        0
Keith Heron...........................       1,622         *              1,622               0        0
Estate of Robert J. Hausman and its
  beneficiaries.......................      15,000         *             15,000               0        0
Total.................................   3,700,857

---------------

* Less than one percent.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 270,000,000 shares of common stock, par value $0.10 per share, of which approximately 184,892,309 shares were issued and outstanding as of January 31, 1999, and 10,000,000 shares of preferred stock, par value $0.0001 per share, of which 100,000 were issued and outstanding as of January 31, 1999. For a discussion of the risks associated with these additional issuances of stock, see "Risk Factors -- Substantial resales of our common stock may depress our stock price and dilute stockholders' ownership interest following conversion of your debentures."

     On April 23, 1999, we issued 100,000 shares of the 7 1/4% convertible preferred stock.

     In our annual shareholders meeting on June 16, 1999, we obtained approval to increase our authorized common stock from 135,000,000 shares to 270,000,000 shares. Furthermore, on June 21, 1999, we announced a two-for-one stock split, in the form of a stock dividend. The dividend was issued on July 21, 1999 to stockholders of record as of the close of business on July 1, 1999. We intend to seek shareholder approval of an increase in our authorized common stock to 540,000,000 shares at our 2000 annual shareholders meeting.

     The following summary of the rights, privileges, restrictions and conditions of each of the classes of shares we issue does not purport to be complete and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Certificate of Incorporation and By-laws, and to the applicable provisions of the General Corporation Law of the State of Delaware, which we refer to as the DGCL.

OUR COMMON STOCK

     Holders of common stock are entitled to one vote for one share held of record on all matters upon which shareholders have the right to vote. There are no cumulative voting rights. All issued and outstanding shares of common stock are, and the offered shares, when issued and paid for, will be, validly issued, fully paid and non-assessable. Holders of common stock are entitled to all dividends that are declared from time to time by the board of directors out of funds legally available for that purpose. For more information, we refer you to "Dividend Policy." Upon dissolution, holders of common stock are entitled to share pro rata in our assets remaining after payment in full of all of our liabilities and obligations, including payment of the liquidation preference, if any, of any preferred stock then outstanding.

OUR PREFERRED STOCK

     The board of directors may authorize the issuance of one or more series of preferred stock having rights, including voting, conversion and redemption rights, and preferences, including dividend and liquidation preferences, that our board of directors may determine, without further action by our stockholders.

     The issuance of preferred stock by the board of directors could adversely affect the rights of the holders common stock. For example, the issuance of preferred stock could result in a series of securities outstanding that would have preferences over the common stock with respect to dividends and in liquidation and that could, upon conversion or otherwise, have all the rights appurtenant to the common stock. As of January 31, 1999, we have authorized 200,000 shares of Series A junior participating preferred stock, par value $.0001 per share. Other than our convertible preferred stock, no other series of preferred stock has been issued. There are no issued and outstanding shares of Series A preferred stock and no Series A preferred stock is being offered by this prospectus. A right to purchase shares of Series A preferred stock, however, is attached to each share of common stock. We have authorized 200,000 shares of Series A preferred stock initially for issuance upon exercise of those rights.

     The units of Series A preferred stock that may be acquired upon exercise of the rights will be nonredeemable and subordinate to any other shares of preferred stock that we may issue. Each unit of Series A preferred stock will have a minimum preferential quarterly dividend of $.01 per unit or any higher per share dividend declared on the common stock. In the event of liquidation, the holder of a unit of Series A preferred stock will receive a preferred liquidation payment equal to the greater of $.01 per unit and the per share amount paid in respect of a share of common stock.

     Each unit of Series A preferred stock will have one vote, voting together with the common stock. The holders of units of Series A preferred stock, voting as a separate class, shall be entitled to elect two directors if dividends on the Series A preferred stock are in arrears for six fiscal quarters.

     In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each unit of Series A preferred stock will be entitled to receive the per share amount paid in respect of each share of common stock. The rights of holders of the Series A preferred stock to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions. Because of the nature of the Series A preferred stock's dividend, liquidation and voting rights, the economic value of one unit of Series A preferred stock that may be acquired upon the exercise of each right is expected to approximate the economic value of one share of common stock.

OUR DEPOSITARY SHARES AND 7 1/4% CONVERTIBLE PREFERRED STOCK

     In April 1999, we issued and sold pursuant to exemptions from registration under the Securities Act, 10,000,000 depositary shares. Each depositary share represents 1/100 of a share of our 7 1/4% convertible preferred stock deposited under the deposit agreement dated as of April 23, 1999, among GTS, The Bank of New York as depositary, and all holders from time to time of depositary receipts issued under the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share is entitled, proportionately, to all the rights, preferences and privileges of the shares of 7 1/4% convertible preferred stock represented by those depositary shares (including dividend, conversion, voting, and liquidation rights), and is subject to all of the limitations of the fractional shares of 7 1/4% convertible preferred stock represented by those depositary shares. The depositary shares are evidenced by depositary receipts.

     In summary, the holders of the depositary shares

     - may convert the 7 1/4% convertible preferred stock represented by those depositary shares into our common stock,

     - are entitled to receive dividends at the rate of $0.90625 per quarter, and

     - are entitled to vote in certain circumstances.

     DTC will act as securities depositary for the depositary shares.

     The following is a summary of certain terms of the 7 1/4% convertible preferred stock. The terms of the 7 1/4% convertible preferred stock are contained in the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions which shall be referred to as the "certificate of designations." This summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, the certificate of designations.

     Under the certificate of designations, 100,000 shares of 7 1/4% convertible preferred stock with a liquidation preference of $5,000 per share have been authorized for issuance. The 7 1/4% convertible preferred stock is fully paid and nonassessable, and the holders have no preemptive rights in connection with those shares. We do not expect that there will be any trading market for the 7 1/4% convertible preferred stock except as represented by the depositary shares.

     The 7 1/4% convertible preferred stock:

     - ranks junior in right of payment to all of our existing and future debt obligations and to each senior class or series of our capital stock, and pari passu or senior to all of our other capital stock,

     - has a liquidation preference of $5,000 per share ($50 per depositary share) plus accrued and unpaid dividends and additional dividends,

     - is convertible at the option of the holder into shares of our common stock at a rate of 144.92 shares of common stock per convertible preferred share (1.4492 share of common stock per depository share),

     - is redeemable in whole or in part, at our option at any time on or after March 15, 2002 at certain prices, plus accrued and unpaid dividends, if any, to the redemption date.

     The holders of 7 1/4% convertible preferred stock (and the corresponding depositary shares):

     - will have no voting rights except as required by law and as specified in the certificate of designations unless the events described below happen, and

     - may require us, upon a change of control event, to repurchase all of a portion of such holder's convertible preferred stock (and the corresponding depositary shares).

SECTION 145 OF DGCL AND CERTAIN CHARTER PROVISIONS

     Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal or investigative (other than an action by or in the right of the corporation). A corporation may indemnify that person if he or she is or was a director, officer, employee or agent of the corporation. A corporation may also indemnify that person if he or she is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. That person may recover the following from the corporation:

     - expenses (including attorneys' fees);

     - judgments;

     - fines; and

     - amounts paid in settlement actually and reasonably incurred by him or her in connection with any action, suit or proceeding if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor. Such person may recover expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

     - for any breach of the director's duty of loyalty to the corporation or its stockholders,

     - for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law,

     - under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption), or

     - for any transaction from which the director derived an improper personal benefit.

     Our Certificate of Incorporation provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director provided, however, that such exculpation from liabilities is not permitted with respect to liability arising from items described in the preceding paragraph. Our Certificate of Incorporation and our By-laws further provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL.

     Our directors and officers are covered under directors' and officers' liability insurance policies that we maintain.

CERTAIN CHARTER AND BY-LAW PROVISIONS

     Shareholders' rights and related matters are governed by the DGCL, the Certificate of Incorporation and By-laws. Provisions of the Certificate of Incorporation and the By-laws, which are summarized below, may discourage or make more difficult a takeover attempt that a shareholder might consider in its best interest, although certain of such provisions in the By-laws are subject to final approval by our board of directors. Such provisions may also adversely affect prevailing market prices for the common stock which is discussed in the section "Risk Factors -- We have anti-takeover provisions that could delay or prevent a change in control, and therefore may adversely affect the trading price of the debentures."

 Classified Board of Directors and Related Provisions

     Our Certificate of Incorporation provides that our board of directors be divided into three classes of directors serving staggered three-year terms. The classes of directors (designated class I, class II and class III) shall be, as nearly as possible, equal in number. Accordingly, one-third of our board of directors will be elected each year.

     - The terms of the initial class I directors terminated at the May 20, 1998 annual meeting of stockholders and those directors were re-elected to a three-year term terminating on the date of the 2001 annual meeting of stockholders.

     - The term of the initial class II directors terminated on the date of the 1999 annual meeting of stockholders and the directors standing for re-election at that meeting were re-elected to a three-year term terminating on the date of the 2002 annual meeting of stockholders.

     - The term of the initial class III directors terminates on the date of the 2000 annual meeting of stockholders.

     The classified board provision may prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of the board of directors until the second annual shareholders meeting following the date that party obtains the controlling interest.

     Subject to the rights of the holders of any series of preferred stock or any other class of our capital stock (other than common stock) then outstanding, directors may only be removed for cause by a majority vote of our holders of capital stock issued and outstanding and entitled to vote generally in the election of directors, voting together as a single class.

  No Shareholder Action by Written Consent; Special Meetings

     Our Certificate of Incorporation prohibits shareholders from taking action by written consent in lieu of an annual or special meeting, and thus shareholders may take action at an annual or special meeting called in accordance with our By-laws. Our Certificate of Incorporation and By-laws provide that special meetings of shareholders may only be called only by the Chairman of the board of directors, the Chief Executive Officer or a majority of the board of directors. Special meetings may not be called by the shareholders, except as permitted by the shareholder rights By-law described below.

  Amendments to the Certificate of Incorporation

     The provisions of the Certificate of Incorporation described above may not be amended, altered, changed or repealed without the affirmative vote of the holders of at least 75% of the shares of our capital stock issued and outstanding and entitled to vote.

SECTION 203 OF DELAWARE GENERAL CORPORATION LAW AND CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION

     Section 203 of the DGCL prohibits certain transactions between a Delaware corporation and an "interested stockholder." An interested stockholder is defined as a person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision prohibits certain business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder.

     Section 203 further provides that under certain circumstances, business combinations are allowed, such as when:

     - the business combination is approved by the corporation's board of directors prior to the date the interested stockholder becomes an interested stockholder,

     - the interested stockholder acquired at least 85% of the voting stock of the corporation (other than stock held by directors who are also officers or by certain employee stock plans) in the transaction in which it becomes an interested stockholder, or

     - the business combination is approved by a majority of the board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

     In addition, our Certificate of Incorporation grants the board of directors the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to determine the rights, voting powers, dividend rate, conversion rights, redemption price, liquidation preference and other terms of the issued preferred stock without any further vote or action by the stockholders. The provisions of Section 203 of the DGCL described above and our Certificate of Incorporation, and any issuance of preferred stock with voting or conversion rights, may adversely affect your voting power and may have the effect of delaying or preventing a change of control of GTS or adversely affect the market price of our common stock.

SHAREHOLDER RIGHTS AGREEMENT AND SHAREHOLDER RIGHTS BY-LAW

  Shareholder Rights Plan

     We have entered into a rights agreement. In connection with the rights agreement, our board of directors declared a distribution of one right for each outstanding share of common stock, each share of common stock offered by this prospectus and each share of our common stock issued (including shares distributed from treasury) thereafter and prior to a distribution date. Each right will entitle the registered holder, subject to the terms of the rights agreement, to purchase from us one one-thousandth of a share or a unit of Series A preferred stock at a purchase price of $75 per unit, subject to adjustment.

     Initially, the rights will attach to all certificates representing shares of outstanding common stock, and no separate rights certificates will be distributed. The rights will separate from the common stock and the distribution date will occur upon the earlier of:

     - 10 days following a public announcement that a person or group of affiliated or associated persons (other than us, any of our subsidiaries or any of our employee benefit plans or such subsidiary) has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 15% or more of the then outstanding shares of common stock, and

     - 10 business days (or such later date determined by action of the board of directors prior to such time as any person makes such announcement) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the then outstanding shares of common stock.

The Soros associates and Alan B. Slifka and his affiliates are excluded from being an acquiring person described above under the rights agreement unless they increase the aggregate percentage of their ownership interest in us to 20%.

     Until a distribution date:

     - the rights will be evidenced by common stock certificates and will be transferred with and only with such common stock certificates,

     - new common stock certificates issued after date of consummation of the offerings in July 1998 (also including shares distributed from treasury) will contain a notation incorporating the rights agreement by reference, and

     - the surrender for transfer of any certificates representing outstanding common stock will also constitute the transfer of the rights associated with the common stock represented by those certificates.

     The rights will not be exercisable until a distribution date and will expire at the close of business on the tenth anniversary of the rights agreement unless we redeem them earlier.

     In the event that:

     - we are the surviving corporation in a merger with an acquiring person described above and shares of common stock shall remain outstanding,

     - a person becomes an acquiring person,

     - an acquiring person engages in one or more "self-dealing" transactions as set forth in the rights agreement, or

     - during such time as there is an acquiring person, an event occurs which results in that person's ownership interest being increased by more than 1% (e.g., by means of a recapitalization),

then, in each such case, each holder of a right (other than such person) will thereafter have the right to receive, upon exercise, units of Series A preferred stock (or, in some circumstances, our common stock, cash, property or other securities) having a value equal to two times the exercise price of the right. The exercise price is the purchase price multiplied by the number of units of Series A preferred stock issuable upon exercise of a right prior to the events described in this paragraph.

     In the event that, at any time following a stock acquisition date:

     - we are acquired in a merger or other business combination transaction and we are not the surviving corporation (other than a merger described in the preceding paragraph),

     - any person consolidates or merges with us and all or part of our common stock is converted or exchanged for securities, cash or property of any other person, or

     - 50% or more of our assets or earning power is sold or transferred,

each holder of a right (other than an acquiring person) shall thereafter have the right to receive, upon exercise, common stock of the ultimate parent of such person having a value equal to two times the exercise price of the right.

     The purchase price payable, and the number of units of Series A preferred stock issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution:

     - in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A preferred stock,

     - if holders of the Series A preferred stock are granted certain rights or warrants to subscribe for Series A preferred stock or convertible securities at less than the current market price of the Series A preferred stock, or

     - upon the distribution to the holder of the Series A preferred stock of evidences of indebtedness, cash or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     At any time until ten business days following a stock acquisition date, either

     - 75% of our board of directors, or

     - a majority of our board of directors and a majority of the continuing directors, may redeem the rights in whole, but not in part, at a nominal price. Immediately upon the action of a majority of our board of directors ordering the redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the redemption price. As used in the rights agreement, a continuing director means any person (other than a person attempting to acquire us or an affiliate or associate of such a person or a representative of such person or of any such affiliate or associate) who was a director prior to the date of the rights agreement and any person (other than an acquiring person or an affiliate or associate of an acquiring person or a representative of an acquiring person or of any such affiliate or associate) nominated for selection or elected to the board of directors pursuant to the approval of a majority of the continuing directors.

     At its option, either:

     - 75% of our board of directors, or

     - a majority of our board of directors and a majority of the continuing directors, may exchange each right for (1) one unit of Series A preferred stock or (2) such number of units of Series A preferred stock as will equal the spread between the market price of each unit to be issued and the purchase price of such unit set forth in the rights agreement.

     None of the provisions of the rights agreement may be amended without the approval of either:

     - 75% of our board of directors, or

     - a majority of our board of directors and a majority of the continuing directors, may exchange each right for (1) one unit of Series A preferred stock or (2) such number of units of Series A preferred stock as will equal the spread between the market price of each unit to be issued and the purchase price of such unit set forth in the rights agreement.

                              PLAN OF DISTRIBUTION

     The shares may be sold from time to time to purchasers directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer the shares to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders or the purchasers of such securities for whom they may act as agents. The selling stockholders and any underwriters, broker/dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     The shares may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the selling stockholders or by agreement between such selling stockholders and underwriters or dealers who receive fees or commissions in connection therewith. The sale of the shares may be effected in transactions (which may involve crosses, block transactions and borrowings, returns and reborrowings of the shares pursuant to stock loan agreements to settle short sales of the common stock) (1) on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of the sale, (2) in the over-the-counter markets, (3) in transactions otherwise than on such exchange or in the over-the-counter market or (4) through the writing of options. Shares also may be delivered in connection with the issuance of securities by issuers other than GTS that are exchangeable for (whether optional or mandatory) or payable in, such shares or pursuant to which such shares may be distributed. At the time a particular offering of the shares is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of the shares being offered and the terms of the offering, including the name or names of any underwriter, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker/ dealers. This prospectus also may be used by pledgees, donees and transferees of the selling stockholders or by other persons acquiring shares, including brokers who borrow the shares to settle short sales of shares of the common stock. In addition, the shares which qualify for sale under an applicable exemption from registration under the Securities Act may be sold pursuant to such exemption rather than this prospectus.

     To comply with the securities laws of certain jurisdictions, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the shares may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

     The selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provision may limit the timing of purchases and sales of any of the shares by the selling stockholders. The foregoing may affect the marketability of such securities.

     The selling stockholders will pay all underwriting discounts and selling commissions, if any. We will indemnify any underwriters in an underwritten offering against certain civil liabilities, including certain liabilities under the Securities Act, or we will contribute to payments the underwriters may have to make in respect thereof.

                                 LEGAL MATTERS

     The validity of our common stock offered hereby has been passed upon for us by Arnold Y. Dean, our Deputy General Counsel.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at 7 World Trade Center, 13th floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may also obtain copies of such material at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, Washington, D.C. 20549. You may obtain copies from the Public Reference Room by calling the SEC at (800) 732-0330. In addition, we are required to file electronic versions of such material with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The SEC maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our common stock is listed on the New York Stock Exchange and Easdaq and reports and other information concerning us can also be inspected at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005 U.S.A., and the Easdaq Market Authority, Rue des Colonies 56, Brussels 1000, Belgium.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to "incorporate by reference" the information we file with them, which means that:

     - documents incorporated by reference are considered part of this offering memorandum;

     - we can disclose important information to you by referring you to those documents; and

     - information that we file with the SEC will automatically update and supersede this offering memorandum.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     - our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed on March 9, 2000;

     - our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999; and

     - our Current Reports on Form 8-K filed on January 13, 1999, March 9, 1999, April 28, 1999, and July 23, 1999, January 31, 2000 and February 8, 2000 and our Amendment to our Current Reports on Form 8-K/A filed on January 20, 1999 and August 13, 1999.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus but before all the common stock offered by this prospectus has been sold:

     - reports filed under Sections 13(a) and (c) of the Exchange Act;

     - definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     - any reports filed under Section 15(d) of the Exchange Act.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

     Global TeleSystems Group, Inc.
     4121 Wilson Boulevard
     8th Floor
     Arlington, VA 22203
     (703) 236-3100

                                    EXPERTS

     The consolidated financial statements and schedules of Global TeleSystems Group, Inc. as of December 31, 1998 and 1999, and for each of the three years in the period ended December 31, 1999 appearing in Global TeleSystems Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report therein which is based in part on the report of PricewaterhouseCoopers, independent accountants, and incorporated herein by reference.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses to be borne by GTS in connection with the offering of the securities being hereby registered.

                            ITEM
                            ----
SEC Registration Fee........................................  $26,563
Accounting Fees and Expenses................................    5,000
Legal Fees and Expenses.....................................   10,000
Printing Expenses...........................................   10,000
Miscellaneous...............................................    5,000
                                                              -------
          TOTAL.............................................  $56,563
                                                              =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

     GTS' Certificate of Incorporation (the "Certificate") provides that the GTS' Directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director provided, however, that such exculpation from liabilities is not permitted with respect to liability arising from items described in clauses (i) through (iv) in the preceding paragraph. The Certificate and the GTS' By-Laws further provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

     The directors and officers of GTS are covered under directors' and officers' liability insurance policies maintained by GTS.

ITEM 16. EXHIBITS

     (a) Exhibits:

     The following is a list of exhibits filed as a part of this registration statement.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         1.1*******      -- Indenture relating to the 10 1/2% Senior Notes due 2006, dated as of November 24, 1999, between Global TeleSystems
                            Europe B V and United States Trust Company of New York,
                            as Trustee
         1.2*******      -- Indenture relating to the 11% Senior Notes due 2009,
                            dated as of November 24, 1999, between Global TeleSystems
                            Europe B V and United States Trust Company of New York,
                            as Trustee
         1.3*******      -- Registration Rights Agreement, dated as of November 24,
                            1999, between Global TeleSystems Europe B V and Initial
                            Purchasers
         2.1***          -- Offer Agreement dated as of December 8, 1998 between the
                            Registrant and Esprit Telecom Telecom Group plc
         2.2***          -- Irrevocable Undertaking by Walter Anderson dated as of
                            December 8, 1998
         2.3***          -- Irrevocable Undertaking by Apax Funds Nominees Limited
                            dated as of December 8, 1998
         2.3(a)***       -- Amendment to the Irrevocable Undertaking by Apax Funds
                            Nominees Limited dated as of December 8, 1998, dated
                            December 12, 1998
         2.4***          -- Irrevocable Undertaking by Gold & Appel Transfer S.A.
                            dated as of December 8, 1998
         2.5***          -- Irrevocable Undertaking by Warburg, Pincus Ventures, L.P.
                            dated as of December 8, 1998
         2.6***          -- Irrevocable Undertaking by Sir Robin Biggam dated as of
                            December 8, 1998
         2.7***          -- Irrevocable Undertaking by John McMonigall dated as of
                            December 8, 1998
         2.8***          -- Irrevocable Undertaking by Roy Merritt dated as of
                            December 8, 1998
         2.9***          -- Irrevocable Undertaking by David Oertle dated as of
                            December 8, 1998
         2.10***         -- Irrevocable Undertaking by Michael Potter dated as of
                            December 8, 1998
         2.11***         -- Irrevocable Undertaking by Dominic Shorthouse dated as of
                            December 8, 1998
         3.1**           -- Certificate of Incorporation of SFMT, Inc.
         3.2**           -- Certificate of Correction to the Certificate of
                            Incorporation of SFMT, Inc., filed with the Delaware
                            Secretary of State on October 8, 1993
         3.3**           -- Certificate of Ownership and Merger Merging San
                            Francisco/Moscow Teleport, Inc. into SFMT, Inc., filed
                            with the Delaware Secretary of State on November 3, 1993
         3.4**           -- Certificate of Amendment to the Certificate of
                            Incorporation of SFMT, Inc., filed with the Delaware
                            Secretary of State on January 12, 1995
         3.5**           -- Certificate of Amendment to the Certificate of
                            Incorporation of SFMT, Inc., filed with the Delaware
                            Secretary of State on February 22, 1995
         3.6**           -- Certificate of Amendment to the Certificate of
                            Incorporation of Global TeleSystems Group, Inc., filed
                            with the Delaware Secretary of State on October 16, 1996
         3.7**           -- By-laws of SFMT, Inc.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         3.8**           -- Certificate of Amendment to the Certificate of
                            Incorporation of Global TeleSystems Group, Inc., filed
                            with the Delaware Secretary of State on December 1, 1997
         3.9**           -- Form of Amended and Restated By-laws of Global
                            TeleSystems Group, Inc. (supersedes By-laws of SFMT, Inc.
                            filed as Exhibit 3.7)
         3.10+           -- Certificate of Amendment to the Certificate of
                            Incorporation of Global TeleSystems Group, Inc. filed
                            with the Delaware Secretary of State on January 29, 1998
         3.11+           -- Certificate of Amendment to the Certificate of
                            Incorporation of Global TeleSystems Group, Inc. filed
                            with the Delaware Secretary of State on February 9, 1998.
         3.12+           -- Certificate of Designation of the Series A Preferred
                            Stock of Global TeleSystems Group, Inc.
         3.13++++++      -- Certificate of Designation of the 7 1/4% Cumulative
                            Convertible Preferred Stock of Global TeleSystems Group,
                            Inc.
         3.14++++++++    -- Certificate of Amendment to the Certificate of
                            Incorporation of Global Telesystems Group, Inc. filed
                            with the Delaware Secretary of State on June 18, 1999.
         4.1**           -- Form of Specimen Stock Certificate for Common Stock of
                            the Registrant
         4.2**           -- Indenture dated as of July 14, 1997 between Global
                            TeleSystems Group, Inc. and The Bank of New York
                            (including the form of Senior Subordinated Convertible
                            Bond due 2000 as an exhibit thereto)
         4.3**           -- Registration Rights Agreement, dated as of July 14, 1997, between Global TeleSystems Group, Inc. and UBS Securities
                            LLC.
         4.4**           -- Indenture dated as of August 19, 1997 between Hermes
                            Europe Railtel B.V. and The Bank of New York (including
                            the form of 11 1/2% Senior Note due 2007 as an exhibit
                            thereto)
         4.5**           -- Registration Rights Agreement dated as of August 19, 1997 between Hermes Europe Railtel B.V. and Donaldson, Lufkin
                            & Jenrette Securities Corporation, UBS Securities LLC,
                            and Lehman Brothers, Inc.
         4.6**           -- Form of Rights Agreement between Global TeleSystems
                            Group, Inc. and The Bank of New York, as Rights Agent
         4.7+            -- Indenture dated as of February 10, 1998 between Global
                            TeleSystems Group, Inc. and The Bank of New York
                            (including the form of 9 7/8% Senior Notes due 2005 as an
                            exhibit thereto)
         4.8++           -- Indenture dated as of July 8, 1998 between Global
                            TeleSystems Group, Inc. and The Bank of New York relating
                            to the Company's 5 3/4% Convertible Senior Debentures due
                            2010
         4.9***          -- Registration Rights Agreement dated as of December 8,
                            1998 by and among the Registrant, Apax Funds Nominees
                            Limited and Warburg, Pincus Ventures, L.P.
         4.10*****       -- Registration Rights Agreement dated as of April 23, 1999 by and among Global TeleSystems Group, Inc., and Merrill
                            Lynch, Pierce, Fenner & Smith Incorporated, Donaldson
                            Lufkin & Jenrette Securities Corporation, Bear, Stearns &
                            Co. Inc., BT Alex. Brown Incorporated and Lehman Brothers
                            Inc.
         5.1#            -- Opinion of Arnold Y. Dean, Deputy General Counsel of the
                            Registrant respecting the Securities registered hereby.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        10.1**           -- Senior Note Purchase Agreement, dated as of January 19,
                            1996, among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.
        10.1(a)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated June 6, 1996
        10.1(b)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated June 6, 1996
        10.1(c)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated July 23, 1996
        10.1(d)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated September 16, 1996
        10.1(e)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated July 11, 1997
        10.1(f)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated July 29, 1997
        10.1(g)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated September 29, 1997
        10.2**           -- Registration Rights Letter Agreement, dated as of January
                            19, 1996, among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.
        10.3**           -- Warrant Agreement, dated as of January 19, 1996, among
                            Global TeleSystems Group, Inc., The Open Society
                            Institute and Chatterjee Fund Management, L.P.
        10.4**           -- Joint Venture Letter Agreement, dated January 19, 1996, among Global TeleSystems Group, Inc., The Open Society
                            Institute and Chatterjee Fund Management, L.P.
        10.5             -- Intentionally Omitted
        10.6**           -- Registration Rights Letter Agreement, dated June 6, 1996, among Global TeleSystems Group, Inc., The Open Society
                            Institute, Winston Partners II LDC and Winston Partners
                            II LLC
        10.7**           -- Warrant Agreement, dated as of June 6, 1996, between
                            Global TeleSystems Group, Inc., The Open Society
                            Institute, Winston Partners II LDC and Winston Partners
                            II LLC
        10.8**           -- Senior Note Purchase Agreement, dated as of February 2,
                            1996, between Global TeleSystems Group, Inc. and Emerging
                            Markets Growth Fund, Inc.
        10.8(a)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated June 6,
                            1996 (see Exhibit No. 10.1(b))
        10.8(b)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated June 6,
                            1996

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        10.8(c)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated July 25,
                            1996
        10.8(d)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated September
                            10, 1996
        10.8(e)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated September
                            16, 1996
        10.8(f)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated December
                            30, 1996
        10.8(g)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated May 13,
                            1997
        10.8(h)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated June 20,
                            1997
        10.8(i)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated July 11,
                            1997
        10.8(j)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated July 21,
                            1997
        10.8(k)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated August 14,
                            1997
        10.8(l)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated September
                            29, 1997
        10.9**           -- Registration Rights Letter Agreement, dated as February
                            2, 1996, between Global TeleSystems Group, Inc. and
                            Emerging Markets Growth Fund, Inc.
        10.10**          -- Warrant Agreement, dated as of February 2, 1996, between
                            Global TeleSystems Group, Inc. and Emerging Markets
                            Growth Fund, Inc.
        10.11            -- Intentionally Omitted
        10.12**          -- Registration Rights Letter Agreement, dated as February
                            2, 1996, between Global TeleSystems Group, Inc. and
                            Capital International Emerging Markets Funds
        10.13**          -- Warrant Agreement, dated as of February 2, 1996, between
                            Global TeleSystems Group, Inc. and Capital International
                            Emerging Markets Funds
        10.14+           -- Restated and Amended Global TeleSystems Group, Inc.
                            Non-Employee Directors' Stock Option Plan
        10.15+           -- Restated and Amended GTS-Hermes, Inc. 1994 Stock Option
                            Plan
        10.16**          -- Restricted Stock Grant letter, dated as of January 1,
                            1995
        10.17+++++++     -- Employment Agreement dated as of April 1, 1999 between
                            the Company and H. Brian Thompson
        10.18++++++++    -- Employment Agreement dated as of March 22, 1999 between the Company and Robert Amman

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        10.19++++++++    -- Employment Agreement dated as of January 3, 1995 between the Company and Gerard Caccappolo
        10.20++++++++    -- Employment Agreement dated as of July 1, 1998 between
                            Esprit Telecom and Hans Peter Kohlhammer
        10.21++++++++    -- Employment Agreement dated as of February 22, 1999
                            between the Company and Robert Schriesheim
        10.22**          -- SFMT, Inc. Equity Compensation Plan
        10.23**          -- Form of Non-Statutory Stock Option Agreement
        10.24+           -- Third Amended and Restated 1992 Stock Option Plan of
                            Global TeleSystems Group Inc. dated as of September 25,
                            1997
        10.25**          -- GTS-Hermes 1994 Stock Option Grant, Non-Qualified Stock
                            Option Grant
        10.26**          -- Agreement on the Creation and Functions of the Joint
                            Venture of EDN Sovintel, dated June 18, 1990
        10.27**          -- Stock Purchase Agreement among Global TeleSystems Group,
                            Inc, Kompaniya "Invest-Project," Swinton Limited, GTS-Vox
                            Limited, and MTU-Inform, dated September 6, 1995
        10.28**          -- Certificate of Registration of Revised and Amended
                            Foundation Document in the State Registration of
                            Commercial Organizations, dated May 30, 1996
        10.29**          -- Agreement on the Creation and Functions of the Joint
                            Venture Sovam Teleport, dated May 26, 1992
        10.30**          -- Amended and Restated Joint Venture Agreement between GTS
                            Cellular, Tricor B.V., Gerard Essing, Ivan Laska, and
                            Erik Jennes, dated July 6, 1995
        10.31**          -- Amended and Restated Shareholders' Agreement between HIT
                            Rail B.V., GTS-Hermes, Inc., Nationale Maatschappij Der
                            Belgische Spoorwegen, Teleport B.V., AB Swed Carrier, and
                            Hermes Europe Railtel B.V., dated July, 1997
        10.31(a)**       -- Shareholders' Agreement among the Hermes Europe Railtel,
                            B.V., GTS-Hermes Inc., HIT Rail B.V., SNCB/NMBS and AB
                            Swed Carrier (incorporated by reference to Exhibit 10.1
                            to the Hermes Europe Railtel B.V.'s Registration
                            Statement on Form S-4 (File No. 333-37719) filed on
                            December 11, 1997) (supersedes the Amended and Restated
                            Shareholders' Agreement incorporated by reference as
                            Exhibit 10.31 to this Registration Statement)
        10.32**          -- Company Agreement between The Societe National de
                            Financement, GTS S.A.M. and The Principality of Monaco,
                            dated September 27, 1995
        10.33**          -- Joint Venture Agreement between SFMT-Hungaro Inc. and
                            Montana Holding Vagyonkezelo Kft., dated December 23,
                            1993
        10.34**          -- Joint Venture and Shareholders' Agreement among Gerard
                            Aircraft Sales and Leasing Company, SFMT-Hungaro Inc.,
                            and Microsystem Telecom Rt., dated August 5, 1994
        10.35**          -- Agreement on the Establishment of Limited Liability
                            Company between SFMT-Czech, Inc. and B&H s.r.o., dated
                            July 12, 1994
        10.36**          -- Formation of the Equity Joint Venture between GTS and
                            SSTIC, dated April 12, 1995
        10.37**          -- Contract to Establish the Sino-foreign Cooperative Joint
                            Venture Beijing Tianmu Satellite Communications
                            Technology Co., Ltd, amended, by and between China
                            International Travel Service Telecom Co., Ltd. and
                            American China Investment Corporation, dated March 27,
                            1996
        10.38**          -- Joint Venture Contract between GTS TransPacific Ventures
                            Limited and Shanghai Intelligence Engineering, Inc.,
                            dated March 28, 1996

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        10.39**          -- Agreement between Global TeleSystems Group, Inc. and
                            Cesia S.A., dated June 21, 1997
        10.40**          -- Consulting Agreement between SFMT, Inc. and Alan B.
                            Slifka, dated March 1, 1994
        10.41**          -- Consulting Agreement between Global TeleSystems Group,
                            Inc. and Bernard J. McFadden, dated August 15, 1996
        10.42**          -- Consulting Agreement between CESIA S.A. and Hermes Europe
                            Railtel B.V., dated June 20, 1997
        10.43++          -- Master Agreement, dated June   , 1998 between Ebone
                            Holding Association, Ebone A/S, Hermes Europe Railtel
                            Holdings B.V. and Hermes Europe Railtel (Ireland) Limited
        10.44+++         -- Plusnet Acquisition Agreement between Esprit Telecom
                            Group plc and Plusnet Gesellschaft fur Netzwerk Services
                            GmbH
        10.45****        -- Press Announcement of Esprit Telecom Group plc, dated
                            December 8, 1998, announcing the signing of a definitive
                            offer agreement with Global TeleSystems Group, Inc.
        10.46++++        -- Form of Undertaking of shareholders of NetSource ASA made in connection with the acquisition of NetSource ASA by
                            Global TeleSystems Group, Inc.
        10.47++++        -- Form of Amendment Agreement to the Undertaking of
                            shareholders of NetSource ASA made in connection with the
                            acquisition of NetSource ASA by Global TeleSystems Group,
                            Inc.
        10.48++++        -- Form of Waiver Agreement in made connection with the
                            acquisition of NetSource ASA by Global TeleSystems Group,
                            Inc.
        10.49++++        -- Form of Waiver Agreement with certain shareholders of
                            NetSource ASA made in connection with the acquisition of
                            NetSource ASA by Global TeleSystems Group, Inc.
        10.50+++++       -- Indenture dated as of December 18, 1997 between Esprit
                            Telecom Group plc, as Issuer, and The Bank of New York,
                            as Trustee, Registrar and Paying Agent, relating to the
                            Esprit Telecom Group plc 11 1/2% Dollar Senior Notes due
                            2007 and 11 1/2% DM Senior Notes due 2007
        10.51+++         -- Indenture dated as of June 24, 1998 between Esprit
                            Telecom Group plc, as Issuer, and The Bank of New York,
                            as Trustee, Registrar and Paying Agent, relating to the
                            Esprit Telecom Group plc 10 7/8% Dollar Senior Notes due
                            2008 and 11% DM Senior Notes due 2008
        10.52***         -- Supplemental Indenture, dated December 23, 1998 of
                            $230,000,000 11 1/2% Senior Notes due 2007, supplementing
                            the indenture dated as of December 18, 1997, between
                            Esprit Telecom Group plc, as issuer, and The Bank of New
                            York, as Trustee, Registrar and Paying Agent
        10.53***         -- Supplemental Indenture, dated December 23, 1998 of DM
                            125,000,000 11 1/2% Senior Notes due 2007, supplementing
                            the indenture dated as of December 18, 1997, between
                            Esprit Telecom Group plc, as issuer, and The Bank of New
                            York, as Trustee, Registrar and Paying Agent
        10.54***         -- Supplemental Indenture, dated December 23, 1998 of DM
                            150,000,000 11% Senior Notes due 2008, supplementing the
                            indenture dated as of June 24, 1998, between Esprit
                            Telecom Group plc, as issuer and The Bank of New York, as
                            Trustee, Registrar and Paying Agent

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        10.55***         -- Supplemental Indenture, dated December 23, 1998 of
                            $150,000,000 10 7/8% Senior Notes due 2008, supplementing
                            the indenture dated as of June 24, 1998, between Esprit
                            Telecom Group plc, as issuer, and The Bank of New York,
                            as Trustee, Registrar and Paying Agent
        10.56*****       -- Purchase Agreement dated as of April 19, 1999 by and
                            among Global TeleSystems Group, Inc., and Apax Funds
                            Nominees Limited and Warburg, Pincus Ventures, L.P. and
                            Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner &
                            Smith Incorporated, Donaldson, Lufkin & Jenrette
                            Securities Corporation, Bear, Stearns & Co. Inc.,
                            Dresdner Kleinwort Benson North American LLC, BT Alex.
                            Brown Incorporated, Lehman Brothers Inc., Prudential
                            Securities Incorporated, ING Baring Furman Selz LLC,
                            BancBoston Robertson Stephens Inc., CIBC Oppenheimer
                            Corp., ABN AMRO Incorporated, Arnhold and S.
                            Bleichroeder, Inc. and Credit Suisse First Boston
                            Corporation.
        10.57*****       -- Purchase Agreement dated as of April 19, 1999 by and
                            among Global TeleSystems Group, Inc. and Merrill Lynch &
                            Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated,
                            Donaldson, Lufkin & Jenrette Securities Corporation,
                            Bear, Stearns & Co., Inc., BT Alex. Brown Incorporated,
                            and Lehman Brothers Inc.
        10.58*****       -- Agreement for the transfer of Omnicom Shares dated as of
                            April 14, 1999 by and among Alain Nicolazzi, Florent
                            Martenne-Duplan, Philippe Ait Yahia and various other
                            Omnicom shareholders and Esprit Telecom Holdings, Limited
                            and Global TeleSystems Group, Inc.
        12.1++++++       -- Statement Re: Computation of Deficiency of Earnings
                            Available to Cover Fixed Charges
        21.1++++++++     -- List of Subsidiaries of the Registrant
        23.1##           -- Consent of Ernst & Young LLP, Independent Auditors
        23.2##           -- Consent of PricewaterhouseCoopers, Independent
                            Accountants
        23.3##           -- Consent of Arnold Y. Dean, Deputy General Counsel of the
                            Registrant (included in his opinion delivered under
                            Exhibit No. 5.1)
        24.1##           -- Powers of Attorney (included on signature page to this
                            registration statement)
        27.1++++++++     -- Financial Data Schedule extracted from our December 31,
                            1999 audited financial statements

---------------

      # Filed herewith.
     ## To be filed by amendment.
      * Incorporated by reference to the corresponding exhibit to our Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 23, 1999.
     ** Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-1 (File No. 333-36555), filed on September 26, 1997.
     *** Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-4 (File No. 333-68511), filed on December 8, 1998.
   **** Incorporated by reference to the corresponding exhibit to the Esprit
        Telecom Group plc Annual Report on Form 20-F for the year ended September 30, 1998, filed on December 24, 1998.
  ***** Incorporated by reference to the corresponding exhibit to our Current
        Report on Form 8-K, dated April 14, 1999 and filed on April 28, 1999 ****** Incorporated by reference to the corresponding exhibit to our Quarterly
        Report on Form 10-Q for the three month period ended March 31, 1999, filed on May 17, 1999
******* Incorporated by reference to the corresponding exhibit to the Global
        TeleSystems Europe B V Registration Statement on Form S-4/A (File No. 333-94339), filed on February 2, 2000.

        + Incorporated by reference to the corresponding exhibit to our Annual
          Report on Form 10-K for the year ended December 31, 1997, filed on March 31, 1998.

       ++ Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-1 (File No. 333-52733), filed on May 14, 1998.

      +++ Incorporated by reference to the corresponding exhibit to the Esprit
          Telecom Group plc Registration Statement on Form F-4 (File No. 333-9292), filed on August 13, 1998.

     ++++ Incorporated by reference to the corresponding exhibit to the Global
          TeleSystems Group, Inc. Form 8-K, filed on November 30, 1998.

     +++++ Incorporated by reference to the corresponding exhibit to the Esprit
           Telecom Group plc Registration Statement on Form F-1 (File No. 333-8012), filed on December 10, 1997.

   ++++++ Incorporated by reference to the corresponding exhibit to our Amendment No. 1 Registration Statement on Form S-3 (File No. 333-78097), filed on June 3, 1999.

  +++++++ Incorporated by reference to Exhibit No. 10 to the Company's Report on
          Form 10-Q for the quarter ended March 31, 1999.

 ++++++++ Incorporated by reference to the correspondingly numbered Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under "Item
14 -- Indemnification of Directors and Officers" hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the forms of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in forms of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on this 17th day of March, 2000.

                                            GLOBAL TELESYSTEMS GROUP, INC.

                                            By:    /s/ H. BRIAN THOMPSON
                                              ----------------------------------
                                                Name: H. Brian Thompson
                                                Title: Chairman and Chief
                                                       Executive Officer

     We, the undersigned officers and directors of Global Telesystems Group, Inc. hereby severally constitute and appoint, H. Brian Thompson, Robert A. Schriesheim and Grier C. Raclin, and each of them, with full power of substitution, our true and lawful attorney with full power to him singly to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-1 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and, in connection with any registration of additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, in each case, with the Securities and Exchange Commission, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Global TeleSystems Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 17th day of March, 2000.

                      SIGNATURE                                      TITLE
                      ---------                                      -----

                /s/ H. BRIAN THOMPSON                  Chairman and Chief Executive
-----------------------------------------------------    Officer (principal executive
                  H. Brian Thompson                      officer)

                 /s/ ROBERT J. AMMAN                   President and Director
-----------------------------------------------------
                   Robert J. Amman

              /s/ ROBERT A. SCHRIESHEIM                Executive Vice President-
-----------------------------------------------------    Corporate Development and Chief
                Robert A. Schriesheim                    Financial Officer (principal
                                                         financial and accounting
                                                         officer)

                /s/ GERALD W. THAMES                   Executive Vice Chairman of the
-----------------------------------------------------    Board of Directors
                  Gerald W. Thames

                 /s/ ALAN B. SLIFKA                    Vice Chairman of the Board of
-----------------------------------------------------    Directors
                   Alan B. Slifka

                    /s/ DAVID DEY                      Director
-----------------------------------------------------
                      David Dey

                      SIGNATURE                                      TITLE
                      ---------                                      -----

                   /s/ ROGER HALE                      Director
-----------------------------------------------------
                     Roger Hale

                /s/ BERNARD MCFADDEN                   Director
-----------------------------------------------------
                  Bernard McFadden

               /s/ STEWART J. PAPERIN                  Director
-----------------------------------------------------
                 Stewart J. Paperin

                                                       Director
-----------------------------------------------------
                    W. James Peet

                  /s/ JEAN SALMONA                     Director
-----------------------------------------------------
                    Jean Salmona

                                                       Director
-----------------------------------------------------
                    Frank V. Sica

                  /s/ ADAM SOLOMON                     Director
-----------------------------------------------------
                    Adam Solomon

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------

         1.1*******      -- Indenture relating to the 10 1/2% Senior Notes due 2006, dated as of November 24, 1999, between Global TeleSystems
                            Europe B V and United States Trust Company of New York,
                            as Trustee
         1.2*******      -- Indenture relating to the 11% Senior Notes due 2009,
                            dated as of November 24, 1999, between Global TeleSystems
                            Europe B V and United States Trust Company of New York,
                            as Trustee
         1.3*******      -- Registration Rights Agreement, dated as of November 24,
                            1999, between Global TeleSystems Europe B V and Initial
                            Purchasers
         2.1***          -- Offer Agreement dated as of December 8, 1998 between the
                            Registrant and Esprit Telecom Telecom Group plc
         2.2***          -- Irrevocable Undertaking by Walter Anderson dated as of
                            December 8, 1998
         2.3***          -- Irrevocable Undertaking by Apax Funds Nominees Limited
                            dated as of December 8, 1998
         2.3(a)***       -- Amendment to the Irrevocable Undertaking by Apax Funds
                            Nominees Limited dated as of December 8, 1998, dated
                            December 12, 1998
         2.4***          -- Irrevocable Undertaking by Gold & Appel Transfer S.A.
                            dated as of December 8, 1998
         2.5***          -- Irrevocable Undertaking by Warburg, Pincus Ventures, L.P.
                            dated as of December 8, 1998
         2.6***          -- Irrevocable Undertaking by Sir Robin Biggam dated as of
                            December 8, 1998
         2.7***          -- Irrevocable Undertaking by John McMonigall dated as of
                            December 8, 1998
         2.8***          -- Irrevocable Undertaking by Roy Merritt dated as of
                            December 8, 1998
         2.9***          -- Irrevocable Undertaking by David Oertle dated as of
                            December 8, 1998
         2.10***         -- Irrevocable Undertaking by Michael Potter dated as of
                            December 8, 1998
         2.11***         -- Irrevocable Undertaking by Dominic Shorthouse dated as of
                            December 8, 1998
         3.1**           -- Certificate of Incorporation of SFMT, Inc.
         3.2**           -- Certificate of Correction to the Certificate of
                            Incorporation of SFMT, Inc., filed with the Delaware
                            Secretary of State on October 8, 1993
         3.3**           -- Certificate of Ownership and Merger Merging San
                            Francisco/Moscow Teleport, Inc. into SFMT, Inc., filed
                            with the Delaware Secretary of State on November 3, 1993
         3.4**           -- Certificate of Amendment to the Certificate of
                            Incorporation of SFMT, Inc., filed with the Delaware
                            Secretary of State on January 12, 1995
         3.5**           -- Certificate of Amendment to the Certificate of
                            Incorporation of SFMT, Inc., filed with the Delaware
                            Secretary of State on February 22, 1995
         3.6**           -- Certificate of Amendment to the Certificate of
                            Incorporation of Global TeleSystems Group, Inc., filed
                            with the Delaware Secretary of State on October 16, 1996
         3.7**           -- By-laws of SFMT, Inc.
         3.8**           -- Certificate of Amendment to the Certificate of
                            Incorporation of Global TeleSystems Group, Inc., filed
                            with the Delaware Secretary of State on December 1, 1997
         3.9**           -- Form of Amended and Restated By-laws of Global
                            TeleSystems Group, Inc. (supersedes By-laws of SFMT, Inc.
                            filed as Exhibit 3.7)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         3.10+           -- Certificate of Amendment to the Certificate of
                            Incorporation of Global TeleSystems Group, Inc. filed
                            with the Delaware Secretary of State on January 29, 1998
         3.11+           -- Certificate of Amendment to the Certificate of
                            Incorporation of Global TeleSystems Group, Inc. filed
                            with the Delaware Secretary of State on February 9, 1998.
         3.12+           -- Certificate of Designation of the Series A Preferred
                            Stock of Global TeleSystems Group, Inc.
         3.13++++++      -- Certificate of Designation of the 7 1/4% Cumulative
                            Convertible Preferred Stock of Global TeleSystems Group,
                            Inc.
         3.14++++++++    -- Certificate of Amendment to the Certificate of
                            Incorporation of Global Telesystems Group, Inc. filed
                            with the Delaware Secretary of State on June 18, 1999.
         4.1**           -- Form of Specimen Stock Certificate for Common Stock of
                            the Registrant
         4.2**           -- Indenture dated as of July 14, 1997 between Global
                            TeleSystems Group, Inc. and The Bank of New York
                            (including the form of Senior Subordinated Convertible
                            Bond due 2000 as an exhibit thereto)
         4.3**           -- Registration Rights Agreement, dated as of July 14, 1997, between Global TeleSystems Group, Inc. and UBS Securities
                            LLC.
         4.4**           -- Indenture dated as of August 19, 1997 between Hermes
                            Europe Railtel B.V. and The Bank of New York (including
                            the form of 11 1/2% Senior Note due 2007 as an exhibit
                            thereto)
         4.5**           -- Registration Rights Agreement dated as of August 19, 1997 between Hermes Europe Railtel B.V. and Donaldson, Lufkin
                            & Jenrette Securities Corporation, UBS Securities LLC,
                            and Lehman Brothers, Inc.
         4.6**           -- Form of Rights Agreement between Global TeleSystems
                            Group, Inc. and The Bank of New York, as Rights Agent
         4.7+            -- Indenture dated as of February 10, 1998 between Global
                            TeleSystems Group, Inc. and The Bank of New York
                            (including the form of 9 7/8% Senior Notes due 2005 as an
                            exhibit thereto)
         4.8++           -- Indenture dated as of July 8, 1998 between Global
                            TeleSystems Group, Inc. and The Bank of New York relating
                            to the Company's 5 3/4% Convertible Senior Debentures due
                            2010
         4.9***          -- Registration Rights Agreement dated as of December 8,
                            1998 by and among the Registrant, Apax Funds Nominees
                            Limited and Warburg, Pincus Ventures, L.P.
         4.10*****       -- Registration Rights Agreement dated as of April 23, 1999 by and among Global TeleSystems Group, Inc., and Merrill
                            Lynch, Pierce, Fenner & Smith Incorporated, Donaldson
                            Lufkin & Jenrette Securities Corporation, Bear, Stearns &
                            Co. Inc., BT Alex. Brown Incorporated and Lehman Brothers
                            Inc.
         5.1#            -- Opinion of Arnold Y. Dean, Deputy General Counsel of the
                            Registrant respecting the Securities registered hereby.
        10.1**           -- Senior Note Purchase Agreement, dated as of January 19,
                            1996, among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.
        10.1(a)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated June 6, 1996

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        10.1(b)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated June 6, 1996
        10.1(c)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated July 23, 1996
        10.1(d)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated September 16, 1996
        10.1(e)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated July 11, 1997
        10.1(f)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated July 29, 1997
        10.1(g)**        -- Amendment to Senior Note Purchase Agreement dated January
                            19, 1996 among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.,
                            dated September 29, 1997
        10.2**           -- Registration Rights Letter Agreement, dated as of January
                            19, 1996, among Global TeleSystems Group, Inc., The Open
                            Society Institute and Chatterjee Fund Management, L.P.
        10.3**           -- Warrant Agreement, dated as of January 19, 1996, among
                            Global TeleSystems Group, Inc., The Open Society
                            Institute and Chatterjee Fund Management, L.P.
        10.4**           -- Joint Venture Letter Agreement, dated January 19, 1996, among Global TeleSystems Group, Inc., The Open Society
                            Institute and Chatterjee Fund Management, L.P.
        10.5             -- Intentionally Omitted
        10.6**           -- Registration Rights Letter Agreement, dated June 6, 1996, among Global TeleSystems Group, Inc., The Open Society
                            Institute, Winston Partners II LDC and Winston Partners
                            II LLC
        10.7**           -- Warrant Agreement, dated as of June 6, 1996, between
                            Global TeleSystems Group, Inc., The Open Society
                            Institute, Winston Partners II LDC and Winston Partners
                            II LLC
        10.8**           -- Senior Note Purchase Agreement, dated as of February 2,
                            1996, between Global TeleSystems Group, Inc. and Emerging
                            Markets Growth Fund, Inc.
        10.8(a)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated June 6,
                            1996 (see Exhibit No. 10.1(b))
        10.8(b)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated June 6,
                            1996
        10.8(c)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated July 25,
                            1996
        10.8(d)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated September
                            10, 1996

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        10.8(e)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated September
                            16, 1996
        10.8(f)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated December
                            30, 1996
        10.8(g)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated May 13,
                            1997
        10.8(h)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated June 20,
                            1997
        10.8(i)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated July 11,
                            1997
        10.8(j)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated July 21,
                            1997
        10.8(k)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated August 14,
                            1997
        10.8(l)**        -- Amendment to Senior Note Purchase Agreement, dated as of
                            February 2, 1996, between Global TeleSystems Group, Inc.
                            and Emerging Markets Growth Fund, Inc., dated September
                            29, 1997
        10.9**           -- Registration Rights Letter Agreement, dated as February
                            2, 1996, between Global TeleSystems Group, Inc. and
                            Emerging Markets Growth Fund, Inc.
        10.10**          -- Warrant Agreement, dated as of February 2, 1996, between
                            Global TeleSystems Group, Inc. and Emerging Markets
                            Growth Fund, Inc.
        10.11            -- Intentionally Omitted
        10.12**          -- Registration Rights Letter Agreement, dated as February
                            2, 1996, between Global TeleSystems Group, Inc. and
                            Capital International Emerging Markets Funds
        10.13**          -- Warrant Agreement, dated as of February 2, 1996, between
                            Global TeleSystems Group, Inc. and Capital International
                            Emerging Markets Funds
        10.14+           -- Restated and Amended Global TeleSystems Group, Inc.
                            Non-Employee Directors' Stock Option Plan
        10.15+           -- Restated and Amended GTS-Hermes, Inc. 1994 Stock Option
                            Plan
        10.16**          -- Restricted Stock Grant letter, dated as of January 1,
                            1995
        10.17+++++++     -- Employment Agreement dated as of April 1, 1999 between
                            the Company and H. Brian Thompson
        10.18++++++++    -- Employment Agreement dated as of March 22, 1999 between the Company and Robert Amman
        10.19++++++++    -- Employment Agreement dated as of January 3, 1995 between the Company and Gerard Caccappolo
        10.20++++++++    -- Employment Agreement dated as of July 1, 1998 between
                            Esprit Telecom and Hans Peter Kohlhammer
        10.21++++++++    -- Employment Agreement dated as of February 22, 1999
                            between the Company and Robert Schriesheim

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        10.22**          -- SFMT, Inc. Equity Compensation Plan
        10.23**          -- Form of Non-Statutory Stock Option Agreement
        10.24+           -- Third Amended and Restated 1992 Stock Option Plan of
                            Global TeleSystems Group Inc. dated as of September 25,
                            1997
        10.25**          -- GTS-Hermes 1994 Stock Option Grant, Non-Qualified Stock
                            Option Grant
        10.26**          -- Agreement on the Creation and Functions of the Joint
                            Venture of EDN Sovintel, dated June 18, 1990
        10.27**          -- Stock Purchase Agreement among Global TeleSystems Group,
                            Inc, Kompaniya "Invest-Project," Swinton Limited, GTS-Vox
                            Limited, and MTU-Inform, dated September 6, 1995
        10.28**          -- Certificate of Registration of Revised and Amended
                            Foundation Document in the State Registration of
                            Commercial Organizations, dated May 30, 1996
        10.29**          -- Agreement on the Creation and Functions of the Joint
                            Venture Sovam Teleport, dated May 26, 1992
        10.30**          -- Amended and Restated Joint Venture Agreement between GTS
                            Cellular, Tricor B.V., Gerard Essing, Ivan Laska, and
                            Erik Jennes, dated July 6, 1995
        10.31**          -- Amended and Restated Shareholders' Agreement between HIT
                            Rail B.V., GTS-Hermes, Inc., Nationale Maatschappij Der
                            Belgische Spoorwegen, Teleport B.V., AB Swed Carrier, and
                            Hermes Europe Railtel B.V., dated July, 1997
        10.31(a)**       -- Shareholders' Agreement among the Hermes Europe Railtel,
                            B.V., GTS-Hermes Inc., HIT Rail B.V., SNCB/NMBS and AB
                            Swed Carrier (incorporated by reference to Exhibit 10.1
                            to the Hermes Europe Railtel B.V.'s Registration
                            Statement on Form S-4 (File No. 333-37719) filed on
                            December 11, 1997) (supersedes the Amended and Restated
                            Shareholders' Agreement incorporated by reference as
                            Exhibit 10.31 to this Registration Statement)
        10.32**          -- Company Agreement between The Societe National de
                            Financement, GTS S.A.M. and The Principality of Monaco,
                            dated September 27, 1995
        10.33**          -- Joint Venture Agreement between SFMT-Hungaro Inc. and
                            Montana Holding Vagyonkezelo Kft., dated December 23,
                            1993
        10.34**          -- Joint Venture and Shareholders' Agreement among Gerard
                            Aircraft Sales and Leasing Company, SFMT-Hungaro Inc.,
                            and Microsystem Telecom Rt., dated August 5, 1994
        10.35**          -- Agreement on the Establishment of Limited Liability
                            Company between SFMT-Czech, Inc. and B&H s.r.o., dated
                            July 12, 1994
        10.36**          -- Formation of the Equity Joint Venture between GTS and
                            SSTIC, dated April 12, 1995
        10.37**          -- Contract to Establish the Sino-foreign Cooperative Joint
                            Venture Beijing Tianmu Satellite Communications
                            Technology Co., Ltd, amended, by and between China
                            International Travel Service Telecom Co., Ltd. and
                            American China Investment Corporation, dated March 27,
                            1996
        10.38**          -- Joint Venture Contract between GTS TransPacific Ventures
                            Limited and Shanghai Intelligence Engineering, Inc.,
                            dated March 28, 1996
        10.39**          -- Agreement between Global TeleSystems Group, Inc. and
                            Cesia S.A., dated June 21, 1997
        10.40**          -- Consulting Agreement between SFMT, Inc. and Alan B.
                            Slifka, dated March 1, 1994
        10.41**          -- Consulting Agreement between Global TeleSystems Group,
                            Inc. and Bernard J. McFadden, dated August 15, 1996

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        10.42**          -- Consulting Agreement between CESIA S.A. and Hermes Europe
                            Railtel B.V., dated June 20, 1997
        10.43++          -- Master Agreement, dated June   , 1998 between Ebone
                            Holding Association, Ebone A/S, Hermes Europe Railtel
                            Holdings B.V. and Hermes Europe Railtel (Ireland) Limited
        10.44+++         -- Plusnet Acquisition Agreement between Esprit Telecom
                            Group plc and Plusnet Gesellschaft fur Netzwerk Services
                            GmbH
        10.45****        -- Press Announcement of Esprit Telecom Group plc, dated
                            December 8, 1998, announcing the signing of a definitive
                            offer agreement with Global TeleSystems Group, Inc.
        10.46++++        -- Form of Undertaking of shareholders of NetSource ASA made in connection with the acquisition of NetSource ASA by
                            Global TeleSystems Group, Inc.
        10.47++++        -- Form of Amendment Agreement to the Undertaking of
                            shareholders of NetSource ASA made in connection with the
                            acquisition of NetSource ASA by Global TeleSystems Group,
                            Inc.
        10.48++++        -- Form of Waiver Agreement in made connection with the
                            acquisition of NetSource ASA by Global TeleSystems Group,
                            Inc.
        10.49++++        -- Form of Waiver Agreement with certain shareholders of
                            NetSource ASA made in connection with the acquisition of
                            NetSource ASA by Global TeleSystems Group, Inc.
        10.50+++++       -- Indenture dated as of December 18, 1997 between Esprit
                            Telecom Group plc, as Issuer, and The Bank of New York,
                            as Trustee, Registrar and Paying Agent, relating to the
                            Esprit Telecom Group plc 11 1/2% Dollar Senior Notes due
                            2007 and 11 1/2% DM Senior Notes due 2007
        10.51+++         -- Indenture dated as of June 24, 1998 between Esprit
                            Telecom Group plc, as Issuer, and The Bank of New York,
                            as Trustee, Registrar and Paying Agent, relating to the
                            Esprit Telecom Group plc 10 7/8% Dollar Senior Notes due
                            2008 and 11% DM Senior Notes due 2008
        10.52***         -- Supplemental Indenture, dated December 23, 1998 of
                            $230,000,000 11 1/2% Senior Notes due 2007, supplementing
                            the indenture dated as of December 18, 1997, between
                            Esprit Telecom Group plc, as issuer, and The Bank of New
                            York, as Trustee, Registrar and Paying Agent
        10.53***         -- Supplemental Indenture, dated December 23, 1998 of DM
                            125,000,000 11 1/2% Senior Notes due 2007, supplementing
                            the indenture dated as of December 18, 1997, between
                            Esprit Telecom Group plc, as issuer, and The Bank of New
                            York, as Trustee, Registrar and Paying Agent
        10.54***         -- Supplemental Indenture, dated December 23, 1998 of DM
                            150,000,000 11% Senior Notes due 2008, supplementing the
                            indenture dated as of June 24, 1998, between Esprit
                            Telecom Group plc, as issuer and The Bank of New York, as
                            Trustee, Registrar and Paying Agent
        10.55***         -- Supplemental Indenture, dated December 23, 1998 of
                            $150,000,000 10 7/8% Senior Notes due 2008, supplementing
                            the indenture dated as of June 24, 1998, between Esprit
                            Telecom Group plc, as issuer, and The Bank of New York,
                            as Trustee, Registrar and Paying Agent

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        10.56*****       -- Purchase Agreement dated as of April 19, 1999 by and
                            among Global TeleSystems Group, Inc., and Apax Funds
                            Nominees Limited and Warburg, Pincus Ventures, L.P. and
                            Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner &
                            Smith Incorporated, Donaldson, Lufkin & Jenrette
                            Securities Corporation, Bear, Stearns & Co. Inc.,
                            Dresdner Kleinwort Benson North American LLC, BT Alex.
                            Brown Incorporated, Lehman Brothers Inc., Prudential
                            Securities Incorporated, ING Baring Furman Selz LLC,
                            BancBoston Robertson Stephens Inc., CIBC Oppenheimer
                            Corp., ABN AMRO Incorporated, Arnhold and S.
                            Bleichroeder, Inc. and Credit Suisse First Boston
                            Corporation.
        10.57*****       -- Purchase Agreement dated as of April 19, 1999 by and
                            among Global TeleSystems Group, Inc. and Merrill Lynch &
                            Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated,
                            Donaldson, Lufkin & Jenrette Securities Corporation,
                            Bear, Stearns & Co., Inc., BT Alex. Brown Incorporated,
                            and Lehman Brothers Inc.
        10.58*****       -- Agreement for the transfer of Omnicom Shares dated as of
                            April 14, 1999 by and among Alain Nicolazzi, Florent
                            Martenne-Duplan, Philippe Ait Yahia and various other
                            Omnicom shareholders and Esprit Telecom Holdings, Limited
                            and Global TeleSystems Group, Inc.
        12.1++++++       -- Statement Re: Computation of Deficiency of Earnings
                            Available to Cover Fixed Charges
        21.1++++++++     -- List of Subsidiaries of the Registrant
        23.1##           -- Consent of Ernst & Young LLP, Independent Auditors
        23.2##           -- Consent of PricewaterhouseCoopers, Independent
                            Accountants
        23.3##           -- Consent of Arnold Y. Dean, Deputy General Counsel of the
                            Registrant (included in his opinion delivered under
                            Exhibit No. 5.1)
        24.1##           -- Powers of Attorney (included on signature page to this
                            registration statement)
        27.1++++++++     -- Financial Data Schedule extracted from our December 31,
                            1999 financial statements

---------------

      # Filed herewith.
     ## To be filed by amendment.
      * Incorporated by reference to the corresponding exhibit to our Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 23, 1999.
     ** Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-1 (File No. 333-36555), filed on September 26, 1997.
     *** Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-4 (File No. 333-68511), filed on December 8, 1998.
   **** Incorporated by reference to the corresponding exhibit to the Esprit
        Telecom Group plc Annual Report on Form 20-F for the year ended September 30, 1998, filed on December 24, 1998.
  ***** Incorporated by reference to the corresponding exhibit to our Current
        Report on Form 8-K, dated April 14, 1999 and filed on April 28, 1999 ****** Incorporated by reference to the corresponding exhibit to our Quarterly
        Report on Form 10-Q for the three month period ended March 31, 1999, filed on May 17, 1999
******* Incorporated by reference to the corresponding exhibit to the Global
        TeleSystems Europe B V Registration Statement on Form S-4/A (File No. 333-94339), filed on February 2, 2000.

        + Incorporated by reference to the corresponding exhibit to our Annual
          Report on Form 10-K for the year ended December 31, 1997, filed on March 31, 1998.

       ++ Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-1 (File No. 333-52733), filed on May 14, 1998.

      +++ Incorporated by reference to the corresponding exhibit to the Esprit
          Telecom Group plc Registration Statement on Form F-4 (File No. 333-9292), filed on August 13, 1998.

     ++++ Incorporated by reference to the corresponding exhibit to the Global
          TeleSystems Group, Inc. Form 8-K, filed on November 30, 1998.

     +++++ Incorporated by reference to the corresponding exhibit to the Esprit
           Telecom Group plc Registration Statement on Form F-1 (File No. 333-8012), filed on December 10, 1997.

   ++++++ Incorporated by reference to the corresponding exhibit to our Amendment No. 1 Registration Statement on Form S-3 (File No. 333-78097), filed on June 3, 1999.

  +++++++ Incorporated by reference to Exhibit No. 10 to the Company's Report on
          Form 10-Q for the quarter ended March 31, 1999.

 ++++++++ Incorporated by reference to the correspondingly numbered Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1999.